Exhibit 10.125
                         Lease Agreement - Mission Viejo


                 COMPLETE WITH TENANT CHANGES TO EXECUTED LEASE
                                     2/17/99


                                      LEASE

                                 BY AND BETWEEN

                          MISSION VIEJO ASSOCIATES LP,

                        a California limited partnership

                                       AND

                               TOYS INTERNATIONAL

                            a California corporation

                            Mission Viejo Mall LEASE

     THIS LEASE  made this  _________  day of  ________________________________,
19______, by and between MISSION VIEJO ASSOCIATES LP, , a California limited partnership ("Landlord"), and TOYS INTERNATIONAL, a California corporation ("Tenant");

     WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                    ARTICLE I

                     BASIC LEASE INFORMATION AND DEFINITIONS

     Section 1.1. Basic Lease Information.

     This Article I is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere defined in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Section:

     Center: Mission Viejo Mall, situated in the City of Mission Viejo, County of Orange, State of California.

     Premises: Room 030. Landlord shall have the right to change the room designation upon written notice to Tenant.

     Store Floor Area: Approximately 5,959 square feet.

     Lease Term: Commencing on the Commencement Date and continuing until the last day of January next following the end of the tenth (10th) Lease Year.

     Commencement Date: The earlier of (i) the date the Tenant opens for business, or (ii) the Required Completion Date

     Required Completion Date: The later of (i) September 1, 1999, (ii) the grand re-opening of the Center including the opening of Nordstrom, or (iii) ninety (90) days after the last to occur of (a) Tenant's receipt of Landlord's written approval of Tenant's Plans, provided Tenant has submitted the same for Landlord's review within fifteen (15) days of execution of this Lease, (b) receipt of a fully executed copy of this Lease, (c) receipt of necessary government permits and approvals required in order for Tenant to commence its work in the Premises, provided such permits are promptly applied for and diligently pursued by Tenant, and (d) the date Landlord has delivered possession of the Premises to Tenant by notice to Tenant.

     Minimum Annual Rent: A Minimum Annual Rent of One Hundred Fifty-Four Thousand Nine Hundred Thirty-Four Dollars ($154,934.00) per annum (approximately $26.00 per square foot of Store Floor Area), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the Commencement Date and continuing thereafter through and including the last month of the second (2nd) Lease Year of the Lease Term; and

     A Minimum Annual Rent of Two Hundred Two Thousand Six Hundred Six Dollars ($202,606.00) per annum (approximately $34.00 per square foot of Store Floor
Area), payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the third (3rd) Lease Year of the Lease Term and continuing thereafter through and including the last month of the fifth
(5th) Lease Year of the Lease Term; and

     A Minimum Annual Rent of Two Hundred Thirty-Eight Thousand Three Hundred Sixty Dollars ($238,360.00) per annum (approximately $40.00 per square foot of

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Store Floor Area),  payable in equal monthly  installments,  in advance upon the first day of each and every month commencing upon the sixth (6th) Lease Year of the Lease Term and continuing thereafter through and including the last month of the Lease Term.

     Percentage Rent Rate: Six percent (6%).

     Sales Breakpoint:$2,000,000.00 per annum from the Commencement Date through and including the expiration of the second (2nd) Lease Year; and $2,800,000.00 per annum for the Lease Years third (3rd) through fifth (5th)Lease Years; and $3,400,000.00 per annum for each Lease Year during the remainder of the Lease Term (prorated for any Partial Lease Year).

     Taxes: Calculated as set forth in Section 4.5.

     Common Area Maintenance: Calculated as set forth in Section 6.2.

     Trade Name: TOYS INTERNATIONAL.

     Permitted Use: The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of the retail sale of toys, better quality collectibles, hobbies, arts and crafts, children's books, dolls, model kits, child-oriented games, child-oriented video and audio cassettes, child-oriented computer software, sporting goods and such other items as are typically displayed in toy stores located within first class regional shopping centers and Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose.

     Insurance Charge: Thirty cents (30(cent)) per square foot of Store Floor Area per annum, subject to adjustment as set forth herein (Section 11.1).

     Promotional Fund Fixed Contribution: the greater of $1,000.00 or $1.00 per square foot of Store Floor Area per annum, subject to adjustment as set forth herein (Section 14.1).

     Media Fund Charge: the greater of $1,000.00 or $1.00 per square foot of Store Floor Area per annum, subject to adjustment as set forth herein (Section 14.3).

     Notice Address:

Landlord MISSION VIEJO ASSOCIATES LP,
c/o M.S. Management Associates Inc.
National City Center
115 W. Washington
Indianapolis, Indiana 46204

Tenant TOYS INTERNATIONAL 550 Rancheros Drive
San Marcos, California 92069 Attention: President

     Section 1.2. Definitions.

     (a) "Center" shall mean, as the same may be changed from time to time, the land and buildings and other improvements from time to time constituting an integrated shopping center which Landlord and others have constructed or caused to be constructed.

     (b) "Landlord's Tract" shall mean that portion (or portions) of the land in the Center and the buildings and other improvements thereon which at any time in question Landlord owns or which Landlord leases as tenant under a sale leaseback or under a ground lease or sublease, it being understood that Landlord may not own or control portions of the Center. Subject to Article V, Landlord reserves

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unto itself the unlimited right to modify the  configuration of Landlord's Tract at any time for the purpose of incorporating additional Major Tenants and other buildings within the Center.

                                   ARTICLE II

                            LEASED PREMISES AND TERM

     Section 2.1. Leased Premises.

     Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises as crosshatched on Exhibit "A". The Store Floor Area shall be measured to the center line of all party or adjacent tenant walls, to the exterior faces of all other walls and to the building line where there is no wall. The parties agree that Landlord's determination of the Store Floor Area shall be final, binding and conclusive. Either party shall have the right to re-measure Store Floor Area and effectuate the adjustment of Minimum Monthly Rent provided for in
Section 4.1.

     Section 2.2. Roof and Walls.

     Landlord shall have the exclusive right to use all or any part of the exterior of the side and rear walls of the Premises and the roof for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the non-sales areas of the Premises and serving other parts of the Center in locations which do not materially interfere with Tenant's use of the Premises. Tenant shall have no right whatsoever in the exterior of exterior walls of the Premises or the roof or any portion of the Center outside the Premises, except as provided in Exhibit "B" hereof.

     Section 2.3. Lease Term.

     The term of this Lease (hereinafter called "Lease Term") shall commence upon the Commencement Date and shall thereafter end on the last day of January next following the number of Lease Years set forth in Article I unless sooner terminated as herein provided.

     Notwithstanding anything to the contrary contained in this Lease, in the event Landlord has not delivered possession of the Premises to Tenant, with Landlord's Work completed, on or before August 1, 1999, the expiration of the ninety (90) day period referred to in Section 1.1(f) shall be postponed to June 1, 2000.

     Section 2.4. Lease Year Defined.

     "Lease Year," as used herein, means a period of twelve (12) consecutive months during the Lease Term, the first full Lease Year commencing on the Commencement Date and continuing through the twelfth (12th) full calendar month occurring on or after the Commencement Date. "Partial Lease Year" means that portion of the Lease Term prior to the first full Lease Year or following the last full Lease Year.

     Notwithstanding the foregoing, in the event the Commencement Date occurs during the period from and including December 2, 1999 through and including December 24, 1999, then the first Lease Year shall commence on the Commencement Date and end on November 30, 2000.

     Section 2.5. Relocation of Premises. INTENTIONALLY DELETED.

     Section 2.6. Modifications to the Center.

     Notwithstanding anything in this Lease contained, Landlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Center or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenants' spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas (hereinafter defined), and to design and decorate any portion of the Center as it desires, but the general character of the Center and the approximate location of the Premises in relation to the Major Tenants (as defined in Section 4.2 herein) shall not be substantially changed.

     Notwithstanding anything to the contrary contained in this Lease, in no event may any changes which Landlord makes to the Center, or any portion thereof, have any materially adverse effect upon access to and/or visibility of the Premises. Landlord shall not install any kiosk, cart, information board or other obstruction to visibility or access in the area of the enclosed mall concourse directly in front of the Premises and bounded by an imaginary elongation of the side lines of the Premises across the mall concourse.

     If at any time (a) Landlord is required by any laws, ordinances, rules or regulations of any governmental agency having jurisdiction over the Center to provide additional parking in Landlord's Tract, or (b) Landlord proposes to increase the total rentable floor area within the Center which would require additional parking in the Center, Landlord may elect to provide such additional parking by constructing deck or elevated or subterranean parking facilities, hereinafter referred to as "Deck Parking". In the event Landlord so elects, Tenant shall pay its proportionate share of the capital expense of providing such Deck Parking. Tenant's proportionate share shall be determined by (a) multiplying the total capital expense of providing such Deck Parking by a fraction, the numerator of which is the Store Floor Area of the Premises and the denominator of which is the total rentable floor area in Landlord's Tract, either existing, or proposed by Landlord, as the case may be, at the time of providing such Deck Parking; and (b) multiplying the figure derived pursuant to the foregoing subsection (a) by a fraction, the numerator of which is the number of full calendar months remaining in the term of the Lease, and the denominator of which shall be the greater of (i) the number of months required to amortize the permanent financing obtained by Landlord to finance the capital expense of providing such Deck Parking, or (ii) fifteen (15) years. Tenant shall pay its proportionate share of the capital expense of providing such Deck Parking in equal monthly installments commencing upon the date the Deck Parking is open for public use and continuing thereafter on the first day of every calendar month during the remaining term hereof, plus interest thereon at the rate of nine percent (9%) per annum.

                                   ARTICLE III
                                  TENANT'S WORK

     Section 3.1.1. Landlord's Work.

     Landlord shall at its expense construct the Premises in substantial accordance with plans and specifications prepared or to be prepared by Landlord's architect, incorporating in such construction all work described in Exhibit "B" hereto as being required by Landlord (hereinafter called ("Landlord's Work").

     Section 3.1. Tenant's Work.

     All work not provided herein to be done by Landlord shall be performed by Tenant (hereinafter called "Tenant's Work") including but not limited to all work designated as Tenant's Work in Exhibit "B," and Tenant shall do and perform at its expense all Tenant's Work diligently and promptly and in accordance with the following provisions. Tenant agrees to accept the Premises in its present "as is" condition Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right without Landlord's consent to re-use any and all improvements, fixtures and equipment existing in the Premises as of the date of this Lease to the extent same are working, in good repair and have adequate capacity and life. Landlord agrees that no such improvements, fixtures and/or equipment shall be removed from the Premises prior to delivery of possession to Tenant, except to the extent removed by the previous tenant of the Premises (or portion thereof) pursuant to its lease. In the event that prior to or during the construction of Tenant's Work any Hazardous Material is found in the Premises, Landlord shall, at is sole cost, remove same, such removal to be in accordance with applicable laws and regulations, and the ninety (90) day period referred to in the definition of "Commencement Required Completion Date" shall be extended by the number of days Tenant is delayed by virtue of such work by Landlord. Further alterations of this room will be at the Tenant's sole expense and deemed to be Tenant's Work, including, but not limited to, all work designated as Tenant's Work in Exhibit "B", and Tenant shall do and perform all Tenant's Work diligently and promptly and in accordance with the following provisions.

     Section 3.2. Tenant's Obligations Before Commencement Date.

     As soon as reasonably possible hereafter, Landlord shall deliver to Tenant a drawing of the Premises and a copy of the Tenant Information Handbook and the same shall become a part hereof by this reference as Exhibit "B-1" (hereinafter referred to as "Handbook"). On or before the later of (i) June 1, 1999 or (ii) Within forty five (45) days after Tenant receives a fully executed original the date of this Lease or the date of receipt of a drawing of the Premises and Tenant's Handbook, whichever is later, Tenant will submit to Landlord one (1) reproducible set (sepia) and 3 copies of plans and specifications, prepared by a registered architect or engineer, of all Tenant's Work to be done within the Premises (hereinafter called "Tenant's Plans"), prepared in conformity with Exhibit "B" and the Handbook. Within thirty (30) days after receipt of Tenant's Plans, Landlord shall notify Tenant of any failures of Tenant's Plans to conform to Exhibit "B," the Handbook or otherwise to meet with Landlord's approval. Tenant shall within fifteen (15) days after receipt of any such notice cause Tenant's Plans to be revised to the extent necessary to conform to Exhibit "B" or the Handbook obtain Landlord's approval and resubmitted for Landlord's approval. When Landlord has approved the original or revised Tenant's Plans, Landlord shall initial and return one (1) set of approved Tenant's Plans to Tenant and the same shall become a part hereof by this reference as Exhibit "B-2." Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency or conformity with applicable laws (including but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational Safety and Health Act), and Tenant shall be solely responsible for such plans and specifications. Tenant shall not commence any of Tenant's Work until Landlord has approved Exhibit "B-2," unless prior Landlord approval has been obtained in writing.

     Notwithstanding anything to the contrary contained in the Handbook, (i) Tenant shall not be required to make any plan submissions earlier than as required pursuant to the terms and provisions of this Lease, (ii) Tenant shall not be required to post, or to cause its contractor to post, a payment or performance bond or other bond of any kind, (iii) Landlord shall not have a right of approval with respect to the identity of Tenant's contractor(s), (iv) except for Landlord's right to approve plans and specifications for Tenant's Work, Landlord shall not have the right to design Tenant's store or any portion thereof, (v) Tenant shall not be required to pay Landlord for any item of work, installation or service, or any other sum whatsoever, that is not specifically and expressly provided for (including the amount thereof) in the terms and provisions of this Lease, (vi) Tenant shall not be required to include within Tenant's Work any work not specifically required to be performed pursuant to this Lease, (vii) there shall be no restriction on Tenant's use or placement of fixtures, signs, advertisements, notices or decals except as specifically set forth in this Lease, (viii) Tenant's obligation to use Landlord or a particular contractor for the performance of any part of Tenant's Work is conditioned upon Landlord or such contractor charging a competitive fee for its work or service and being available to perform work or provide materials to Tenant when needed by Tenant, (ix) Tenant's obligation to incorporate design suggestions and comments of Landlord or its tenant coordinator is limited to those suggestions and comments which are requried in order for the plans and specifications to conform to the Handbook and this Lease, (x) Tenant shall not be obligated to use union labor unless failure to do so is likely to cause labor unrest or a work stoppage with respect to the Center, (xi) in the event of any conflict between this Lease and the Handbook, this Lease shall control, and (xii) in the event of any conflict between the Handbook and the approved Tenant's Plans, the approved Tenant's Plans shall control.

     Landlord shall notify Tenant not less than fifteen (15) days in advance of the time when Tenant can commence Tenant's Work; and Tenant shall commence such work not later than the date specified in such notice (although Landlord may not have completed Landlord's Work on such date and may be in the Premises concurrently with Tenant), complete the same in strict accordance with Exhibits "B" and "B-2," install all store and trade fixtures, equipment, stock in trade, merchandise and inventory, and open for business therein not later than the Commencement Required Completion Date. Tenant hereby releases Landlord and its contractors from any claim whatsoever for damages against Landlord or its contractors for any delay in the date on which the Premises shall be ready for delivery to Tenant. In the event possession of the Premises is not delivered to Tenant within eighteen (18) months two (2) years of the date of this Lease, then this Lease automatically shall become null and void and neither party shall have any liability or obligation to the other hereunder.

     Section 3.3. Failure of Tenant to Perform. INTENTIONALLY DELETED.

     Section 3.4. Condition of Premises.

     Except as provided in Section 3.1, Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition. Tenant shall acknowledge taking possession of the Premises in writing. Except as provided in Section 3.1, Tenant agrees that Landlord has made no representations as to conformance with applicable laws respecting the condition of the Premises or the presence or absence of Hazardous Materials (hereinafter defined) in, at, under or abutting the Premises or the environment. Tenant also agrees that no representations respecting the condition of the Premises, no warranties or guarantees, expressed or implied, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are contained herein.

     In the event that, on the date of delivery of possession of the Premises to Tenant, the configuration of the Premises is not in substantial conformity with that shown on the scaled drawings on which Tenant based Tenant's Plans or the placement of columns, equipment or utility facilities in the Premises is different than originally shown on the scaled drawings, and, in either case, the degree of variation from the scaled drawings reasonably requires Tenant to revise Tenant's Plans, then (i) Landlord shall reimburse to Tenant any additional architectural and engineering costs incurred by Tenant to prepare such revised Tenant's Plans, and (ii) the ninety (90) day period referred to in
Section 1.1(f) shall be extended by the amount of time required (a) to prepare such revised Tenant's Plans and resubmit the same to Landlord for approval, (b) for Tenant to obtain Landlord's approval of new Tenant's Plans, and (c) for Tenant to obtain a new building permit, if required.

     Section 3.5. Certification.

     Within sixty (60) days after the date Tenant opens for business in the Premises, Tenant shall deliver to Landlord the following: (a) Tenant's affidavit stating that the work to be performed by Tenant pursuant to the terms of this Lease has been completed in strict compliance with Exhibit "B" and Tenant's Plans, as approved by Landlord, and that no security interest under the Uniform Commercial Code or chattel mortgages are outstanding or have been filed, it being intended that any such affidavit may be relied upon by Landlord and that any deliberate misstatement by Tenant shall constitute an event of default hereunder; (b) an affidavit of any general contractor performing Tenant's Work stating that all subcontractors, laborers and material men who have performed work on or furnished materials to the Premises (whose names and addresses shall be recited in the affidavit) pursuant to contracts each involving more than $10,000.00 have been paid in full and that all liens therefor that have or might be filed have been discharged of record or waived; (c) a complete release and waiver of lien with respect to the Premises from any general contractor and all subcontractors who have performed work on or furnished material to the Premises pursuant to contracts each involving more than $10,000.00, or in lieu thereof, an attorney's certification that the lien period for the work performed on Tenant's behalf in the Premises has expired and that no liens in connection therewith have been filed; (d) Tenant's written acceptance of the Premises stating that Landlord has completed all of Landlord's Work, if any, required to be performed by Landlord pursuant to the terms of this Lease and that Tenant reserves no claims, offsets or backcharges, or stating those claimed; (e) any monies owing to Landlord for the cost of any work done for or on behalf of Tenant, as set forth in Exhibit "B" annexed hereto or otherwise; and (f) all certificates and approvals with respect to the work performed by Tenant or on Tenant's behalf that may be required by any governmental authorities as a condition for the issuance of an occupancy certificate for the Premises together with a copy of any occupancy certificate issued by the proper governmental authority for the Premises.

                                   ARTICLE IV

                                      RENT

     Section 4.1. Minimum and Percentage Rent.

     Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's Address for notice the Minimum Rent set forth in Article I, in advance upon the first day of each and every month of the Lease Term. If actual Store Floor Area is modified in accordance with Section 2.l, the Minimum Annual Rent (Break Points are not related to Minimum Rent or Store Floor Area) and the Sales Breakpoint shall be deemed automatically increased or decreased based upon the Store Floor Area as thus determined, and any overpayments or underpayments of Minimum Monthly Rent (Break Points are not related to Minimum Rent or Store Floor Area) and Percentage Rent to Landlord shall be adjusted accordingly. The failure of Tenant to object to any statement, invoice, or billing presented by Landlord, within thirty (30) days after receipt of such statement, invoice, or billing based on Store Floor Area, shall constitute Tenant's acquiescence to the actual Store Floor Area as so determined by Landlord.

     In addition to the payment of Minimum Rent, Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's Address for notice, an amount, if any, equal to the Percentage Rent Rate applied against that portion of Tenant's Adjusted Gross Sales during each Lease Year or Partial Lease Year in excess of the Sales Breakpoint for such period (hereinafter referred to as "Percentage Rent"). In the event of a Partial Lease Year, the Sales Breakpoint shall be determined by multiplying the Sales Breakpoint for the full Lease Year, by a fraction, the numerator of which shall be the number of days contained in such Partial Lease Year and the denominator of which shall be 365 days. If Minimum Rent for any Lease Year or Partial Lease Year is reduced or abated for any reason, the Sales Breakpoint shall be reduced in direct proportion to the reduction or abatement of Minimum Rent for the period of time that such reduction or abatement of Minimum Rent is in effect. If the Sales Breakpoint changes during a Lease Year, the Sales Breakpoint for that Lease Year shall be appropriately adjusted.

     Notwithstanding anything to the contrary contained in this Lease, for purposes of calculating Percentage Rent for the Partial Lease Year at the end of the Lease Term, Tenant's Gross Sales during the Partial Lease Year shall be deemed to be the total Gross Sales for the final twelve (12) month period of the Lease Term multiplied by a fraction the numerator of which is the number of calendar days in the Partial Lease Year and the denominator of which is 365.

     Section 4.2. Miscellaneous Rent Provisions.

     If Tenant shall fail to pay any installment of Minimum Rent, Percentage Rent or any item of Additional Rent within five (5) days after the date the same became due and payable, then Tenant shall pay to Landlord a late payment service charge ("Late Charge") covering administrative and overhead expenses equal to the greater of (a) $250.00 or (b) 5(cent) per each dollar so overdue. Provision herein for payment of the Late Charge shall not be construed to extend the date for payment of any sums to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the times herein stipulated. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent payments shall be made not later than the first day of each calendar month. Landlord has designed the Center to contain Four (4) Major Tenants. For purposes of this Lease, a "Major Tenant" is herein defined as a single tenant occupying at least 60,000 40,000 contiguous square feet of floor area, and a variety or specialty store is herein defined as a single tenant occupying a single store space containing at least 15,000 contiguous square feet of floor area. If additional Major Tenants are added to the Center or an existing Major Tenant is replaced by a Major Tenant of higher quality, the Minimum Annual Rent and Minimum Monthly Rent herein provided for shall automatically be increased ten percent (10%) at the time each additional or higher quality Major Tenant opens for business. In addition to the foregoing, If Landlord shall, at any time during the term of this Lease, renovate or expand the Center, the cost of which exceeds Ten Million Dollars ($10,000,000.00), the Minimum Rent herein provided for shall automatically be increased ten percent (10%) upon the first day of the month following the completion of such renovation or expansion.

     Section 4.3. Percentage Rent.

     Tenant shall (i) not later than the fifteenth (15th) fifth (5th) day after the close of each calendar month, deliver to Landlord at the Center office a written statement certified under oath by Tenant or an officer of Tenant, showing Gross Sales and Adjusted Gross Sales made in such calendar month; and
(ii) not later than sixty (60) thirty (30) days after the end of each Lease Year or Partial Lease Year, deliver to Landlord at the Center office a statement of Gross Sales and Adjusted Gross Sales for such Lease Year or Partial Lease Year the correctness of which is certified to by Tenant or an officer of Tenant. If Tenant fails to prepare and deliver any statement of Gross Sales and Adjusted Gross Sales required hereunder, within the time or times specified above, then

Landlord shall have the right, in addition to the other rights and remedies set forth in this Lease, (a) to collect from Tenant a sum which shall be $250.00 which shall be deemed liquidated damages for administrative and overhead expenses resulting from such failure, and (b) to estimate Tenant's Adjusted Gross Sales for any non-reported period and bill Tenant's Percentage Rent accordingly. Landlord shall reserves the right, at Landlord's option, to adjust Percentage Rent billings when actual Adjusted Gross Sales reports are received.

     Percentage Rent shall become due and payable in each Lease Year on the twentieth (20th) fifteenth (15th) day of the month immediately following the month during which Adjusted Gross Sales exceed the Sales Breakpoint for such Lease Year, and thereafter shall be paid monthly on all additional Adjusted Gross Sales made during the remainder of such Lease Year, such payments to be made concurrently with the submission by Tenant to Landlord of the written statement of monthly Adjusted Gross Sales as provided for herein.

     Tenant will preserve for at least three (3) years at Tenant's notice address all original books and records disclosing information pertaining to Gross Sales and Adjusted Gross Sales and such other information respecting Gross Sales and Adjusted Gross Sales as Landlord reasonably requires, including, but not limited to, cash register tapes, sales slips, sales checks, non-consolidated gross income and sales tax returns, bank deposit records, sales journals and other supporting data including itemized records of permitted exclusions. Landlord and its agents shall have the right during business hours to examine and audit such books and records preserved by Tenant. If such examination or audit discloses a liability for Percentage Rent three percent (3%) or more in excess of the Percentage Rent paid by Tenant for any period Lease Year and at least $500.00 of Percentage Rent is owed as the result of such audit, or if Tenant's Gross Sales and Adjusted Gross Sales cannot be verified due to the insufficiency or inadequacy of Tenant's records, Tenant shall promptly pay Landlord the reasonable cost of said audit. Tenant shall, in any event, pay to Landlord the amount of any deficiency in rents which is disclosed by such audit. If such examination or audit discloses an overpayment of Percentage Rent, then the excess, less the cost of such examination or audit, shall be credited to Tenant's account. Tenant's obligation to preserve all original books and records shall survive the expiration of the Lease Term or the earlier termination of this Lease. Landlord agrees to maintain confidentiality with respect to all information obtained as to Tenant's Adjusted Gross Sales and Gross Sales.

     If Tenant shall fail to attain Adjusted Gross Sales in an amount equal to $2,000,000.00 during the third (3rd), fourth (4th) or fifth (5th) Lease Years of the Lease Term, or if Tenant shall fail to attain Adjusted Gross Sales sufficient to incur Percentage Rent in an amount equal to at least twenty five percent (25%) of the Minimum Annual Rent payable pursuant to Section 1.1(g) of this Lease in any Lease Year after the fifth (5th) Lease Year of the Lease Term, then Landlord may elect to terminate this Lease by written notice to Tenant given within six (6) months after the end of the applicable Lease Year, and this Lease shall terminate and be null and void ninety (90) days after delivery of such notice. Tenant may render such notice of termination inoperative if Tenant shall, within thirty (30) days after receipt of such notice, agree in writing to increase the Minimum Annual Rent payable for each Lease Year thereafter (including the Lease Year in which such notice of termination was received) by an amount equal to twenty-five percent (25%) of the Minimum Annual Rent payable for the Lease Year immediately preceding such notice of termination. Landlord's failure to exercise such right of termination at the end of any Lease Year shall not be deemed a waiver of Landlord's right to terminate the Lease at the end of any subsequent Lease Year.

     If Adjusted Gross Sales do not exceed One Million Six Hundred Thirty-eight Thousand Seven Hundred Twenty-five and 00/100 Dollars ($1,638,725.00) during the third (3rd) Lease Year of the Term, then Landlord or Tenant may elect to terminate this Lease by notice to the other given not more than sixty (60) days following the expiration of the third (3rd) Lease Year and this Lease shall terminate and be null and void ninety (90) days after delivery of such notice, and, upon such termination, both parties hereto shall be relieved from further obligations hereunder. If Tenant exercises the right of termination, Tenant shall pay back the unamortized portion of improvements Landlord's Contribution based upon a ten (10) year straight line amortization schedule, computed from the Commencement Date and as of the effective date of termination. In the event that at any time or times during the third (3rd) Lease Year Tenant is prevented from operating its business at the Premises due to matters set forth in Section
24.5 of this Lease, then for purposes of this paragraph only, Tenant's Adjusted Gross Sales for such time or times during the third (3rd) Lease Year shall be deemed to be equal to Tenant's Adjusted Gross Sales for the identical period(s) during the most recent year as to which Tenant was not so prevented from operating its business at the Premises..

     Section 4.4. Gross Sales and Adjusted Gross Sales Defined.

     As used herein, Gross Sales means the sale prices of all goods, wares and merchandise sold and the charges for all services performed by Tenant or any other person or entity in, at, or from the Premises for cash, credit or otherwise, without reserve or deduction for uncollected amounts, including but not limited to sales and services (i) where the orders originate in, at or from the Premises, regardless from whence delivery or performance is made, (ii) pursuant to mail, telephone, telegraph or otherwise received or filled at the Premises, (iii) resulting from transactions originating in, at or from the Premises, and (iv) deposits not refunded to customers. Excluded from Gross Sales in order to determine Adjusted Gross Sales shall be: (i) exchanges of merchandise between Tenant's stores made only for the convenient operation of Tenant's business and not to consummate a sale made in, at or from the Premises,
(ii) returns to manufacturers, (iii) refunds to customers (but only to the extent included in Gross Sales), (iv) sales of fixtures, machinery and equipment after use in Tenant's business in the Premises, (v) sales to employees at a discount, (vi) bad debts and/or bad checks on sales made at the Premises written off during the normal course of business provided that if such bad debts and/or bad checks are subsequently collected, they shall be included in Gross Sales for the Lease Year during which they are collected, (vii) sums and credits received in the settlement of claims for loss of or damage to merchandise, (viii) sales of product to jobbers, liquidators or the like, (ix) gift certificates, or like vouchers, until such time as the same shall have been converted into a sale by redemption, (x) alteration workroom charges and delivery charges, (xi) sales from vending machines installed solely for the use of Tenant's employees, (xii) receipts from so-called "layaway" sales except as and to the extent actually received by Tenant, (xiii) interest, service or sales carrying charges or other charges, however denominated, paid by customers for extension of credit on sales, (xiv) discounts and allowances made on merchandise returned or traded in by customers, (xv) fees, discounts and charges paid by Tenant with respect to check guarantees and/or to the issuers of credit cards on account of the use of credit cards by customers of the Premises, and (xvi) sales, excise or similar tax imposed by governmental authority and collected from customers and paid out by Tenant. No other taxes shall be deducted from Gross Sales.

     Section 4.5. Taxes.

     A. Definition. Landlord shall pay or cause to be paid, upon the discretion of Landlord but before delinquent, all Taxes (as hereinafter defined) levied, assessed, imposed, become due and payable, or liens arising in connection with the use, occupancy or possession of or become due and payable out of or for, the Center or any part thereof during the Lease Term. As used in this Section 4.5 the term "Taxes" shall mean and include all property taxes, both real and personal, public and governmental charges and assessments, and all other taxes which Landlord is obligated to pay with respect to the development of the Center, including all extraordinary or special assessments or assessments against any of Landlord's personal property now or hereafter located in the Center, all reasonable costs and expenses including, but not limited to consulting, appraisal and attorneys' fees incurred by Landlord in researching, reviewing, evaluating, contesting, appealing or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same and all sewer, water and other utility taxes and impositions, but shall not include taxes on Tenant's machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay all taxes upon or attributable to such excluded property without apportionment.

     Taxes shall not include interest and penalties due on delinquent Taxes, but shall include interest on Taxes withheld by virtue of Landlord making partial payment under protest in the event such partial payment is permitted in connection with a tax appeal proceeding.

     B. Tenant's Share. Tenant shall pay to Landlord, as additional rent, its proportionate share of all calendar year or fiscal year Taxes, such proportionate share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or years. Tenant's proportionate share of any such Taxes shall be that portion of such taxes which bears the same ratio to the total Taxes as the Store Floor Area bears to the average rentable floor area rented or occupied in the Center (hereinafter called "Rented Floor Area") during the calendar year or fiscal year in which such Taxes constitute a lien upon the Center. The floor area of (i) a Major Tenant, and
(ii) any tenant in a free standing premises, and (iii) Common Areas, as hereinafter defined, shall not be included in the Rented Floor Area, and any contributions to Taxes received by Landlord from such tenants (less any tax payments recaptured against any other rents or payments due Landlord) shall be deducted from Taxes prior to the calculating of Tenant's proportionate share. Landlord reserves the right and option to cause one or more of the separate tax lots to be established for components, which may consist of one or more tax parcels, as determined by Landlord, of Landlord's Tract, in which case Tenant's proportionate share will be computed on the basis of the component or components as determined within the sole discretion of Landlord, in which the Premises is located.

     The ratio described in the preceding paragraph shall not be utilized if the "Rented Floor Area" is less than eighty five percent (85%) of the rentable floor area in the Center. If the "Rented Floor Area" is less than eighty five percent (85%), the pro rata share of Tenant shall be determined by the ratio the Store Floor Area bears to eighty five percent (85%) of the rentable floor area in the Center.

     C. Payment by Tenant. Tenant's proportionate share of Taxes shall be paid in monthly installments commencing with the Commencement Date, in amounts initially reasonably estimated by Landlord, one (1) such installment being due on the first day of each full or partial month during the Lease Term. Upon notice from Landlord, such monthly installments shall increase or decrease from time to time to reflect the then current estimate of the amount of any Taxes due. When the actual amount of any such Taxes is determined by Landlord, Landlord will notify Tenant of such actual amount and the manner of calculating Tenant's proportionate share (in a format to be determined by Landlord) and of any excess or deficiency in the amount theretofore paid by Tenant as its share of such Taxes. Any such excess will be credited to Tenant's account or refunded to Tenant if no further payments are due Landlord pursuant to this Lease. Tenant will pay the amount of any deficiency to Landlord within thirty (30) ten (10) days following Landlord's notice thereof. Tenant acknowledges and stipulates that Landlord has made no representations or agreement of any kind as to the total dollar amount of such Taxes, actual or estimated, or Tenant's dollar share thereof. With respect to any assessments which may be levied against or upon the Premises and the Center, or which under the laws then in force may be evidenced by improvement or other bonds, or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) shall be included within the computation of Tenant's pro rata share of Taxes for any particular year. In no event shall Tenant be required to pay (a) any portion of Landlord's general income, franchise, inheritance, estate or gift taxes, (b) any business license tax or fee imposed upon Landlord which is generally applicable to all real estate related and non-real estate related business owners or operators in the city, county or state in which the Premises is located, nor (c) any assessments levied in order to finance in whole or in part the development or construction of any portion of the Center. Landlord shall furnish Tenant with copies of all applicable bills pertaining to Taxes upon Tenant's written request.

     D. Other Taxes. Tenant's proportionate share of any governmental tax or charge (other than income tax) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Center or the value thereof shall be paid by Tenant including any new direct or indirect tax or surcharge against the Center, the parking areas, or the number of parking spaces in the Center or any new direct or indirect tax or surcharge in addition to or by way of substitution for any existing tax or assessment which Landlord becomes obligated to pay with respect to the Center.

     E. Larger Parcel. If the land under the Center is a part of a larger parcel of land for assessment purposes (the "Larger Parcel"), the taxes and assessments allocable to the land in the Center for the purpose of determining Taxes under this Section shall be deemed a fractional portion of the taxes and assessments levied against the Larger Parcel, the numerator of which is the acreage in the Center and the denominator of which is the acreage in the Larger Parcel.

     Section 4.6. Additional Rent.

     All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual Rent and Percentage Rent shall be deemed additional rent and Minimum Annual Rent, Percentage Rent and additional rent shall in all events be deemed rent.

     Section 4.7. Sprinkler System. INTENTIONALLY DELETED

     Section 4.8. Landlord's Expenses.

     If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to, attorneys' fees and court costs), as a result of Tenant's failure to perform any of Tenant's obligations under this Lease, all amounts so paid or incurred shall, on notice to Tenant, be considered additional rent payable by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as by law provided in the case of rent.

                                    ARTICLE V

                     PARKING AND COMMON AREAS AND FACILITIES

     Section 5.1. Common Areas.

     All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities (if any), package pickup stations, elevators, escalators, pedestrian sidewalks, malls, including the Enclosed Mall and Food Court, if any, courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities and other areas and improvements provided by Landlord for the general use in common of tenants and their customers and Major Tenants in the Center (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. Tenant agrees to comply with all rules and regulations set forth in
Section 8.9 and all reasonable amendments thereto.

     Landlord shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas, entrances, exits, parking aisle alignments and other Common Areas, provided, however, that the size of parking areas on Landlord's Tract shall not be substantially reduced; restrict parking by Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise) with appropriate provisions for ticket validating; add to or subtract from the buildings in the Center; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers.

     Section 5.2. Use of Common Areas.

     Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations as Landlord may from time to time impose and the rights of Landlord set forth above. If a car of Tenant, a concessionaire, employee or agent of Tenant is parked outside any area designated by Landlord for employee parking, Tenant authorizes Landlord to cause such car to be towed from the Center and Tenant shall reimburse Landlord for the cost thereof upon demand, and otherwise indemnify and hold Landlord harmless with respect thereto. Tenant shall abide by all rules and regulations and cause its concessionaires, officers, employees, agents, customers and invitees to abide thereby. Landlord may at any time close temporarily any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking, or for other reasonable purposes. Tenant shall furnish Landlord license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's or other tenants' rights to use any part of the Common Areas.

                                   ARTICLE VI

                      COST AND MAINTENANCE OF COMMON AREAS

     Section 6.1. Expense of Operating and Maintaining the Common Facilities.

     Landlord will operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired, the Common Areas of the Center, to the extent the same is not done by any Major Tenant. "Landlord's Common Area Costs" shall mean all costs of operating, managing, and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Center. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, and managing the Center; repairing; repaving; lighting, including bulbs, poles and fixtures; cleaning; painting; striping; insuring (including but not limited to fire and extended coverage insurance on Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage and workers' compensation insurance, insurance against defamation and claims of false arrest occurring in and about the Center); obtaining and operating public transportation or shuttle bus systems, including off-site parking costs, as used in connection with bringing customers to the Center whether or not required by any environmental or other laws, rules, regulations, guidelines, or orders; installing and operating music program services and loudspeaker systems; the cost of personnel, including, without limitation, security, janitorial, and maintenance personnel, mall manager and assistant mall manager, operations director, secretaries and mall management bookkeepers (including, without limitation, the payroll taxes and employee benefits of such personnel); removing of snow, ice and debris; police protection, security and security patrol; fire protection; regulating traffic; inspecting, repairing and maintaining of machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment; purchase price or depreciation of the cost of machinery and equipment, if purchased, or the rental fees for machinery and equipment, if leased, providing heating, ventilating and air conditioning to the interior Common Area; cost and expense of inspecting, maintaining, repairing and replacing storm and sanitary drainage systems, including disposal plants and lift stations, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, parking lot surfaces, sidewalks, curbs, guardrails, bumpers, fences, screens, seasonal decor, flagpoles, bicycle racks, Center identification signs, directional signs, traffic signals, and other traffic markers and signs; cost and expense of maintaining, repairing and replacing the Enclosed Mall and the exterior of the buildings in the Center, including, but not limited to floors, floor coverings, canopies, roofs, skylights, benches, fountains, fire exits, doors and hardware, windows, glass and glazing, escalators, elevators, walls, stairs and signs; cost and expense of installing, maintaining and repairing burglar or fire alarm systems in the Center, including any utility systems in connection with any of the foregoing systems; cost and expense of landscaping and shrubbery; expenses of utilities; and administrative and overhead costs equal to fifteen percent (15%) of all of the foregoing and all other of Landlord's Common Area Costs. Landlord shall have the right to amortize any portion of the foregoing costs and expenses over a period of years as determined by Landlord. Any of the foregoing costs and expenses which Landlord has elected to amortize over a period of years, whether paid or incurred prior to or subsequent to the execution of this Lease shall be included in Common Area Costs until such costs and expenses (together with interest thereon at the rate of the Prime Rate as established by Citibank, N.A. plus two percent [2%] in effect as of the date Landlord incurs such costs and expenses) have been fully amortized. Notwithstanding the foregoing provisions, Landlord's Common Area Costs shall not include: (a) depreciation (other than depreciation as above specified); (b) costs of repairing and replacing to the extent that proceeds of insurance or condemnation awards are received therefor; and (c) costs of a capital nature to the extent they improve the Common Areas to beyond their original condition or utility as they may be put from time to time by Landlord.

     Section 6.2. Tenant to Bear Pro Rata Share of Expenses.

     Tenant will pay Landlord, in addition to all other amounts in this Lease provided, such portion of Landlord's Common Area Costs for each calendar year during the Lease Term which bears the same ratio to the total of Landlord's Common Area Costs as the Store Floor Area bears to the Rented Floor Area (as defined in Section 4.5). The floor area of (i) a Major Tenant or variety or specialty store, (ii) any tenant in a freestanding premises, (iii) any tenant with no frontage on the Enclosed Mall or located on a mezzanine level, and (iv) Common Areas, shall not be included in Rented Floor Area, and any contributions to Landlord's Common Area costs received from such tenants (less any Common Area payments recaptured against other rents or payments due Landlord) shall be deducted from Landlord's Common Area Costs prior to the calculation of Tenant's proportionate share.

     The ratio described in the preceding paragraph shall not be utilized if the

"Rented Floor Area" is less than eighty five percent (85%) of the rentable floor area in the Center. If the "Rented Floor Area" is less than eighty five percent (85%), the pro rata share of Tenant shall be determined by the ratio the Store Floor Area bears to eighty five percent (85%) of the rentable floor area in the Center.

     Notwithstanding anything contained in this Lease Article XIII to the contrary, (i) in no event shall Tenant's proportionate share of Common Area Costs exceed the sum of Nine and 40/100 Dollars ($9.40) per calendar year for each square foot of Store Floor Area during the partial and first full calendar year of the Term appropriately pro rated for the first twelve months of the Term and a prorata sum for any partial calendar year during which the Commencement Date occurs, Notwithstanding the foregoing provision, and (ii) in no event shall the increase in Tenant's proportionate share of Landlord's Common Area Costs for the second full calendar year following the Commencement Date and any subsequent calendar year exceed six percent (6%) of Tenant's proportionate share of the Landlord's Common Area Costs for the preceding calendar year.

     Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one (1) such installment being due on the first day of each month of each calendar year. After the end of each calendar year the total Landlord's Common Area Costs for such year (and at the end of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency. At Landlord's option, the year-end billing may include a certification of Landlord's Common Area Costs by an independent Certified Public Accounting firm designated by Landlord, and such certification shall be deemed binding and conclusive as to the actual amount of Landlord's Common Area Costs. The fee for such certification of Landlord's Common Area Costs shall be included in Landlord's Common Area Costs. Tenant shall not have the right to examine, inspect, or audit Landlord's records pertaining to Landlord's Common Area Costs. Tenant acknowledges and stipulates that Landlord has made no representation or agreement of any kind as to the total dollar amount of such Common Area Costs, actual or estimated, or Tenant's dollar share thereof.

                                   ARTICLE VII

                             UTILITIES AND SERVICES

     Section 7.1. Utilities.

     Tenant shall not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord. Tenant shall be solely responsible for and promptly pay all charges for use or consumption of sewer, gas, electricity, water and all other utility services. Landlord may make electrical service available to the Premises, and so long as Landlord continues to provide such electrical service Tenant agrees to purchase the same from Landlord and pay Landlord for the electrical service (based upon Landlord's reasonable determination from time to time of Tenant's consumption of electricity), as additional rent, on the first day of each month in advance (and prorated for partial months), commencing on the Commencement Date at the same cost as would be charged to Tenant from time to time by the utility company which otherwise would furnish such services to the Premises if it provided such services and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such electrical service. Landlord may supply water or other utilities to the Premises, and so long as

Landlord continues to provide water or such other utilities Tenant shall pay Landlord for same at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such service, and in no event less than the minimum monthly charge which would have been charged by the utility company in providing such service. Subject to the applicable rules and regulations of the State where the Center is located Public Service Commission, Landlord may provide a shared tenant telephone service to the Premises and so long as Landlord continues to provide such telephone service Tenant agrees to purchase the same from Landlord and pay Landlord for the telephone service at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such telephone service. Landlord shall have the right to designate an alternate third party utility company or provider to provide any such utility service to the Premises and/or the Center.

     Tenant shall operate its heating and air conditioning so that the temperature in the Premises will be the same as that in the adjoining mall, and set Tenant's thermostat at the same temperature as that thermostat in the mall which is nearest the Premises. Tenant shall be responsible for the installation, maintenance, repair and replacement of air conditioning, heating and ventilation systems within and specifically for the Premises, including all components such as air handling units, air distribution systems, motors, controls, grilles, thermostats, filters and all other components. Tenant shall contract for, in its own name, and shall pay for a qualified service contractor to periodically inspect, adjust, clean and repair such systems, including changing filters on a quarterly basis. Tenant shall promptly furnish a copy of each inspection and service report to the Center manager. Tenant shall operate ventilation so that the relative air pressure in the Premises will be the same as or less than that in the adjoining mall as required by the Landlord. If Tenant's use of the Premises results in special exhaust requirements, Tenant shall have the exhaust fans interlocked with the make-up air units. If Tenant's use of the Premises requires a grease trap, Tenant shall contract for, in its own name, and shall pay for a qualified service contractor to inspect, clean and repair such grease trap at such intervals as may be required by Tenant's use, but in no event less frequently than once a month. Tenant shall promptly furnish a copy of the inspection and service report to the Center manager. In the event such grease trap services Tenant and other tenants in the Center, Landlord may elect to perform such inspection, cleaning and repairing, and tenant shall pay to Landlord its proportionate share of the cost thereof based upon the number of tenants serviced by such grease trap. Tenant's proportionate share of such cost shall be due and payable within ten (10) days after billings therefor are rendered to Tenant.

     In the event Tenant requires the use of telecommunication services, including, but not limited to, credit card verification and/or other data transmission, then Tenant shall contract for such services with one of the service providers available at the Center.

     Section 7.2. Enforcement and Termination.

     In the event of any default by Tenant, Landlord reserves the right, in addition to all other rights and remedies available to Landlord, to cut off and discontinue, without notice or liability to Tenant, any utilities or services provided in accordance with the provisions of this Article VII. Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services, whether or not furnished by Landlord hereunder, are interrupted or terminated because of repairs, installation or improvements, or any cause beyond Landlord's reasonable control, nor shall any such termination relieve Tenant of any of its obligations under this Lease. Notwithstanding anything to the contrary contained in this Lease, in the event of any interruption in any utility service due to any cause within Landlord's reasonable control, which interruption renders the Premises wholly or partially untenantable for the reasonable operation of Tenant's business therein, all rent and other charges under this Lease shall abate during such period of untenantability in proportion to the degree to which Tenant's use of the Premises is impaired. At Tenant's option, Tenant may, at Tenant's expense, install submeters on the Premises to monitor the consumption of utilities. Tenant shall operate the Premises in such a way as shall not waste fuel, energy or natural resources. Tenant shall cooperate with Landlord's reasonable directives to reduce energy consumption, including installation of new energy efficient equipment or the modification or replacement of existing equipment, as the case may be. If any governmental authority shall order mandatory energy conservation or if Landlord elects voluntarily to cooperate in energy conservation at the request of any governmental authority, including, without limitation, a reduction in operating hours or lighting usage, then Tenant shall comply with such requirements. Landlord may cease to furnish any one or more of said utilities or services to Tenant without liability for the same, and no discontinuance of any utilities or services shall constitute a constructive eviction.

                                  ARTICLE VIII

                          CONDUCT OF BUSINESS BY TENANT

     Section 8.1. Use of Premises.

     The Premises shall be occupied and used by Tenant solely for the Permitted Use set forth in Article I. Tenant expressly understands and acknowledges that its Permitted Use is nonexclusive, and that other tenants may sell items identical or similar to those sold by Tenant. Tenant hereby warrants that it has the full and unfettered right to use the Trade Name, set forth in Article I, for the entire Lease Term and that such use will not in any way infringe on the rights of others. The Permitted Use is a material consideration to Tenant entering into this Lease so as to permit Landlord to maintain an appropriate tenant mix, or balance, both to the quality and quantity of sales, within the Center in order to achieve the maximum gross sales for all tenants and to assure the continued operation of a full service regional shopping center development.

     Section 8.2. Prompt Occupancy and Use.

     Tenant will occupy the Premises upon the Commencement Date and thereafter continuously operate and conduct in one hundred percent (100%) of the Premises during each hour of the entire Lease Term when Tenant is required under this Lease to be open for business the business permitted under Section 8.1 hereof, with an adequate full staff and adequate full stock of merchandise, using only such minor portions of the Premises for storage and office purposes as are reasonably required. The parties agree that: Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions; because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions, including but not limited to damages from loss of Percentage Rent from Tenant and percentage rent from other tenants, and diminished saleability, mortgageability and economic value, Landlord shall be entitled to liquidated damages if it elects to pursue such remedy; therefore for any day that Tenant does not fully comply with the provisions of this Section 8.2 the Minimum Annual Rent, prorated on a daily basis, shall be increased by twenty-five percent (25%), such increased sum representing the damages which the parties agree Landlord will suffer by Tenant's noncompliance. In addition to all other remedies, Landlord shall have the right to obtain specific performance by Tenant upon Tenant's failure to comply with the provisions of this Section 8.2.

     Section 8.3. Conduct of Business.

     Such business shall be conducted under the Trade Name set forth in Article I unless another name is previously approved in writing by the Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; in such manner as shall assure the reasonable transaction of a maximum volume of profitable business in and at the Premises. Tenant's store shall be and remain open from 10:00 A.M. until 9:30 P.M. each day of the week except Sunday, on Sunday from 12:00 P.M. until 6:00 P.M., and in addition, during all days, nights and hours (including Sundays as permitted by law) that any two (2) Major Tenants in the Center (as referred to in Section 4.2 above) is and tenants occupying seventy percent (70%) of the rentable floor area of the Center, excluding Major Tenants, are open for business, and such other days, nights and hours as Landlord shall approve in writing. Notwithstanding anything to the contrary contained in this Lease, Tenant may be closed up to two (2) days in any calendar year for the purposes of taking inventory and Tenant shall not be required to be open for business on Christmas Day, Easter, Thanksgiving Day and New Year's Day.

     Section 8.4. Operation by Tenant.

     Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are reasonably designated by Landlord, all at Tenant's costs including a pre-stocking charge for the removal of trash prior to the Commencement Date, and, upon Landlord's request, provide a Waste Profile Sheet or equivalent information concerning contents of trash; not permit any sound system audible or objectionable advertising medium visible outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause odors to emanate or be dispelled from the Premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Area; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; subject to Section 9.1, comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises, and including but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational Safety and Health Act; light the show windows of the Premises and all signs each night of the year for not less than one (1) hour after the Premises is permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; not place a load on any floor in the Shopping Center which exceeds the floor load per square foot which such floor was designed to carry; store in the Premises only merchandise which Tenant intends to sell at, in or from the Premises, within a reasonable time after receipt thereof.

     Landlord may make additional services, including but not limited to, music systems, pest control, trash removal, and/or trash compactor, cleaning, maintenance, and security, available to the Premises and, in such event, to the extent Tenant desires such services, Tenant shall utilize such services, at Tenant's expense which shall be reasonable and competitive.

     Section 8.5. Emissions and Hazardous Materials.

     A.  Emissions.  Tenant  shall not,  without  the prior  written  consent of
Landlord:

     (i) make, or permit to be made, any use of the Premises or any portion thereof which emits, or permits the emission of an unreasonable amount of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels), or which emits, or permits the emission of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels) which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

     (ii)  permit  any  vehicle  on the  Premises  to emit  exhaust  which is in
violation  of  any  federal,  state  or  local  law,  ordinance,   order,  rule,
regulation, code or any other governmental restriction or requirement;

     (iii) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property adjacent to the Premises, or which will create a nuisance or violate any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

     (iv) transmit, receive, or permit to be transmitted or received any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises, or anywhere else, or which interferes with the operation of any electrical, electronic, telephonic or other equipment wherever located, whether on the Premises or anywhere else;

     (v) create, or permit to be created, any ground vibration that is discernible outside the Premises; or

     (vi) produce or permit to be produced any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible outside the Premises.

     B. Hazardous Material

     Tenant shall not, without the prior written consent of Landlord, knowingly cause or permit knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged , leaked, or emitted in or about, or treated at the Premises. As used in this Lease,
"Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. ss. 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. ss. 6901 et seq. To obtain Landlord's consent, Tenant shall have an "Environmental Audit" prepared by a Qualified Engineer or Environmental Professional for Landlord's review to be relied upon by Landlord and for Landlord's use. Such Environmental Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet (MSDS) as required by the Occupational Safety and Health Act;
(2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the type and description of such storage area(s); (6) the location of sanitary and storm drains; (7) the name(s) of the proposed off-premises disposal entity; and (8) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of Hazardous Materials at the

Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the Premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to CERCLA and/or RCRA), related to environmental safety, human health, or employee safety; (2) the Tenant's business operations pose or potentially pose a human health risk to other tenants; or (3) the Tenant expands its use, storage, or treatment of Hazardous Materials in a manner inconsistent with the safe operation of a shopping center. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material in or upon the Premises, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to CERCLA and/or RCRA), which in any way regulates, governs or impacts Tenant's possession, use, storage, treatment or disposal of said Hazardous Material. In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with applicable RCRA and state permits; (2) Tenant shall report to applicable governmental authorities any release of reportable quantities of a hazardous substance(s) as mandated by Section 103(a) of CERCLA;
(3) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authorities relevant to the Tenant's compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials introduced by Tenant, Tenant's contractors or agents at the termination of this Lease.

     In addition to, and in no way limiting, Tenant's duties and obligations as set forth in Section 11.6 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 8.5 of this Lease, or if the presence of any Hazardous Material introduced by Tenant, Tenant's contractors or agents on the Premises results in contamination of the Premises, the Center, any land other than the Center, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or of the Center by any Hazardous Material otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Center, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Center, damages arising from any adverse impact on marketing space in the Center, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because the presence of Hazardous Material introduced by Tenant, Tenant's contractors or agents on or about the Premises or the Center, or because of the presence of Hazardous Material anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material on or about the Premises or the Center caused or permitted by Tenant results in any contamination of the Premises or the Center, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and/or the Center to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Center; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

     Section 8.6. Painting, Decorating, Displays, Alterations.

     Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes in the Premises without Landlord's written approval thereto, which shall not be unreasonably withheld, delayed or conditioned, and will promptly remove any such paint, decoration, alteration, addition or changes applied or installed without Landlord's approval when required and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs. Promptly after receipt of written request from Tenant, Landlord shall execute and deliver to Tenant or Tenant's designee an instrument, on the form submitted by Tenant's lender or lessor, pursuant to which Landlord waives and relinquishes, in favor of any lender or lessor of Tenant, any lien for rent and/or security interest which Landlord may have with respect to Tenant's fixtures, machinery, equipment, furnishing, furniture, merchandise, inventory and all other personal property now or hereafter placed in or upon the Premises by Tenant.

     Tenant will install and maintain at all times, subject to the other provisions of this Section 8.6, merchandise displays in any show windows on the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matter, signs, merchandise and store fixtures, shall be maintained in keeping with the character and standards of the Center.

     Section 8.7. Other Operations.

     If during the Lease Term Tenant directly or indirectly operates, manages or has any interest whatsoever in any other store or business operated for a purpose  or  business  similar  to or in  competition  with  all or  part of the business permitted under Section 1.1 hereof and using the same or a substantially identical trade name within three (3) highway miles of any boundary line of the Center, it will injure Landlord's ability and right to receive Percentage Rent (such ability and right being a major consideration for this Lease and the construction of the Center). Accordingly, if Tenant operates, manages or has such interest in any such store or business within such area, 100% of all sales made from any such other store or business shall be included in the computation of Gross Sales and Adjusted Gross Sales for the purpose of determining Percentage Rent under this Lease as though said Gross Sales and Adjusted Gross Sales had actually been made at, in or from the Premises. Landlord shall have all rights of inspection of books and records with respect to such stores or businesses as it has with respect to the Premises; and Tenant shall furnish to Landlord such reports with respect to Gross Sales and Adjusted Gross Sales from such other store or business as it is herein required to furnish with respect to the Premises.

     Section 8.8. Sales and Dignified Use.

     Tenant shall continuously and without interruption, throughout the Lease Term in good faith, actively use, occupy and operate the entire Premises, with fixtures and decor, an inventory of goods and merchandise and a staff of sales personnel adequate, sufficient and appropriate to operate the Premises as a "first-class", "high-quality", "fashionable" store or business (as opposed to a "general", "promotional" or "self-service" store or business) as those standards of operation may be interpreted from time to time during the Lease Term. The

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foregoing  description is intended only as a description of the general  quality of the merchandise or services Tenant may sell and the general quality of customer service, merchandising, fixturing and decor Tenant must maintain in the operation of the Premises. The foregoing description is not intended by Landlord and will not be enforced to affect the retail selling price of Tenant's merchandise or services. Tenant shall operate its business at the Premises in a respectable, reputable, tasteful, competent and dignified manner in order to enhance the image of the Center as a whole and its reputation as a dignified and desirable place to shop. and to achieve the maximum volume of sales so that Landlord will receive the maximum amount of Percentage Rent from Tenant or percentage rent from other tenants and occupants of the Center. No public or private auction or any fire, "going out of business," bankruptcy or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used in a disreputable or immoral manner or in violation of national, state or local laws.

     Section 8.9. Rules and Regulations.

     Tenant shall comply with the following rules and regulations and any reasonable, nondiscriminatory amendments thereto as developed by Center management: (i) Tenant shall advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times; (ii) all deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives; (iii) tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Center; (iv) except for small parcel packages, no deliveries will be permitted through the malls unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the Mall Manager for delivery. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas; (v) Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naptha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive. All Store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition; (vi) other than as permitted under the provisions of the Lease, Tenant shall not permit or suffer any advertising medium to be placed on mall walls, on Tenant's mall or exterior windows, on standards in the mall, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Center, outside the Premises; (vii) Tenant shall not permit or suffer the use of any objectionable advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent; (viii) Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other common areas; (ix) Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes, nor conduct or permit any unusual firing, explosion or other damaging or dangerous hazard within the

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Premises or the Common  Area;  (x) Tenant shall not permit or suffer any portion of the  Premises  to be used for any  warehouse  operation,  or any  assembling,
manufacturing,   distilling,   refining,  smelting,  industrial,   agricultural,
drilling or mining operation, adult bookstore or cinema, peepshow, entertainment or sale of products of an obscene or pornographic nature or predominately sexual nature; (xi) Tenant shall not, in or on any part of the Common Area: (a) vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever; (b) exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord; (c) distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord; (d) solicit membership in any organization, group or association or contribution for any purpose; (e) create a public or private nuisance; (f) use any Common Areas (including the Enclosed Mall) for any purpose when none of the other retail establishments within the Center is open for business or employment, except for activities as approved in writing by Landlord; (g) throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind; (h) deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the Center, or the property of customers, business invitees or employees situated within the Center.

                                   ARTICLE IX

                         MAINTENANCE OF LEASED PREMISES

     Section 9.1. Maintenance by Landlord.

     Landlord shall keep or cause to be kept the foundations, roof, exterior walls and other structural portions of the walls of the Premises in compliance with all applicable laws and governmental rules, ordinances, regulations and requirements, and in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, its agents or employees. or invitees. The foregoing provision shall not prejudice Landlord's right to include the cost of maintaining the roof over the Premises within the provisions of Article VI of this Lease. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. This Section 9.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord and Tenant shall be controlled by Article XVI and XVII. Except as provided in this
Section 9.1 Lease Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge.

     Section 9.2. Maintenance by Tenant.

     Subject to Section 9.1, Tenant shall at all times, at Tenant's sole cost and expense, keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and mouldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises, and parts of Tenant's Work not on the Premises, not required herein to be maintained by Landlord, in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted, (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but not limited to the Americans with Disabilities Act of 1990 and the Williams-Steiger Occupational

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Safety and Health Act). If replacement of equipment,  fixtures and appurtenances thereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damages done in or by such replacement. If Tenant fails to perform its obligations hereunder, Landlord without notice may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder.

     Section 9.3. Surrender of Premises.

     At the expiration of the Lease Term, Tenant shall surrender the Premises in good the same condition as they were required to be in on the Required Completion Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's notice address as specified in
Section 1.1 or, at Landlord's option, to the office of the Center's general manager.

                                    ARTICLE X

                         ALTERATIONS AND TENANT'S LIENS

     Section 10.1. Remodeling. INTENTIONALLY DELETED.

     Section 10.2. Removal and Restoration by Tenant.

     All alterations, changes and additions and all improvements, including leasehold improvements, made by Tenant whether part of Tenant's Work or not, shall immediately upon installation attach to the fee and become Landlord's property and shall not be removed unless replaced by like property. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the Premises prior to the end of the Lease Term, they shall become Landlord's property and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same but not for painting or redecorating the Premises.

     Section 10.3. Tenant's Liens.

     A. Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Center by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within fifteen (15) days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the rate of twelve percent (12%) per annum and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable to Landlord as additional rent on the first day of the next following month. Landlord shall have the right to deduct the expenses incurred by Landlord pursuant to this Section 10.3 from Landlord's contribution towards Tenant's Work, if any. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien laws of the State where the Center is located. Tenant's obligation to observe and perform any of the provisions of this Section 10.3 shall survive the expiration of the Lease Term or the earlier termination of this Lease.

     B. Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's property), and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under paragraph A of this Section.

                                   ARTICLE XI

                                    INSURANCE

     Section 11.1. By Landlord.

     Landlord shall carry commercial general liability insurance (either through the purchase of insurance or a self-insurance plan) on those portions of the Common Areas included in Landlord's Tract providing coverage of not less than $5,000,000.00 against liability for bodily injury including death and personal injury for any one (1) occurrence and $1,000,000.00 property damage insurance, or combined single limit insurance in the amount of $5,000,000.00.

     Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on Landlord's Tract, including the Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems advisable, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit "B" and "B-2" as Tenant's Work (excluding wall covering, floor covering, carpeting and drapes) and Landlord's Work as defined in Exhibit "B"; Tenant agrees to pay Landlord, as additional rent, the Insurance Charge set forth in Article I, payable in equal installments on the first day of every calendar month during the Lease Term, prorated for partial months and partial Lease Years, as Tenant's share of the cost of the premiums for such insurance described above in this sentence. At the end of the first Partial Lease Year and each Lease Year thereafter, the amount thus to be paid by Tenant shall be adjusted from time to time as required (but shall never be less than the above amount) in direct ratio to the increase or decrease in the cost of the premiums paid by Landlord for such insurance coverage. Notwithstanding the foregoing provision, in no event shall the increase in Tenant's Insurance Charge for the second full calendar year following the Commencement Date and any subsequent calendar year exceed six percent (6%) of Tenant's Insurance Charge for the preceding calendar year.

     Section 11.2. By Tenant.

     Tenant agrees to carry commercial general liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord, Simon DeBartolo Group, Inc., and the property management company as additional insureds with terms and companies reasonably satisfactory to Landlord, on an Occurrence form with a limit of not less than $1,000,000.00 for any one (1) occurrence, together with primary, Umbrella or Excess insurance in an amount of not less than $2,000,000.00. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and completed operations liability and providing that Landlord and Tenant shall be given a minimum of thirty (30) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time required by Landlord, including, but not limited to, a standard "All-Risk" (i.e. "Special Form"), which may be a blanket policy, policy of property insurance protecting against all risk of physical loss or damage, including without limitation, sprinkler leakage coverage and plate glass insurance or self-insurance covering all plate glass in the Premises (including store fronts), in amounts not less than 80% of the actual replacement cost, covering all of Tenant's merchandise, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Upon the Commencement Date and annually thereafter, Tenant shall provide Landlord with certificates or, at Landlord's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof, including all endorsements. The minimum limits of the commercial general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and shall be subject to increase, not to exceed a maximum limit of $3,000,000.00 combined single limit, at any time, and from time to time, after the commencement of the fifth (5th) year of the Lease Term if Landlord in the exercise of its reasonable judgment shall deem same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that it has complied with such demand. Prior to the Commencement Date, Tenant's insurance coverage shall be governed by the provisions of Exhibit "B".

     Notwithstanding the above mentioned commercial general liability insurance policy limit for Tenant, if Tenant after obtaining Landlord's prior written consent, does or intends to bring, possess, use, store, treat or dispose any Hazardous Material (herein defined) in or upon the Premises or Center, Landlord shall have the right, as a condition to such consent, to require Tenant to purchase additional public liability insurance with coverage of no less than Five Million and 00/100 Dollars ($5,000,000.00) and to purchase environmental impairment liability insurance with coverage of no less than Five Million and 00/100 Dollars ($5,000,000.00) with a deductible of no greater than Fifty Thousand and 00/100 Dollars ($50,000.00) to insure that anything contaminated with or by the Hazardous Material be removed from the Premises and/or the Center, and that the Premises and/or the Center be restored to a clean, neat, attractive, healthy, sanitary and non-contaminated condition.

     Section 11.3. Mutual Waiver of Subrogation Rights.

     Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant and all parties claiming, by, through or under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or Center in connection with property on or activities conducted on the Premises or Center, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and further agree to evidence such waiver by endorsement to the required insurance policies, provided that such release shall not operate in any case where the insurance industry in general takes the position that such waiver would effect is to invalidate or increase the cost of such insurance coverage (provided that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost or, in Tenant's case, Tenant's pro rata share of such increased cost thereby keeping such release and waiver in full force and effect).

     Section 11.4. Waiver.

     Notwithstanding anything to the contrary contained in this Lease, except to the extent caused by the negligence, willful act or breach of this Lease by Landlord, or its agents, employees or contractors, Landlord, its agents and employees, shall not be liable for, and Tenant waives all claims for, loss or damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident, casualty or occurrence in or upon any part of the

Center including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Landlord's failure to keep any part of the Center in repair; (c) injury done or caused by wind, water, or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h) the escape of steam or hot water;
(i) water, snow or ice upon the Premises; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Tenant or others; (l) acts or omissions of persons in the Premises, other tenants in the Center, occupants of nearby properties, or any other persons; and
(m) any act or omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

     Section 11.5. Insurance - Tenant's Operation.

     Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense. In the event that this Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. If gas is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

     Section 11.6. Indemnification.

     Notwithstanding anything to the contrary contained in this Lease, except to the extent caused by the negligence, willful act or breach of this Lease by Landlord, or its agents, employees or contractors, Tenant shall save harmless, indemnify, and at Landlord's option, defend Landlord, its agents and employees, and mortgagee, if any, from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Center.

                                   ARTICLE XII

                   OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

     Section 12.1. Offset Statement.

     Within thirty (30) ten (10) days after Landlord's written request Tenant shall deliver, executed in recordable form a declaration to any person designated by Landlord (a) ratifying this Lease; (b) stating the commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any),
(iii) that no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed): (iv) as to advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) as to the amount of security deposited with Landlord, and (vii) such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them. Landlord shall execute and deliver similar statements to Tenant within thirty (30) days after Tenant's request therefor from time to time.

     Section 12.2. Attornment.

     Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the building in which the Premises is located or this Lease or Landlord's Tract, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, any attornment agreement reasonably required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person reasonably requires.

     Section 12.3. Subordination.

     A. Mortgage. This Lease shall be secondary, junior and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing (hereinafter collectively referred to as "mortgage") now or hereafter existing against all or a part of Landlord's Tract, and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all documents reasonably requested by any mortgagee or security holder to effect such subordination. If Tenant fails to execute and deliver any such document requested by a mortgagee or security holder to effect such subordination, Landlord is hereby authorized to execute such documents and take such other steps as are necessary to effect such subordination on behalf of Tenant as Tenant's duly authorized irrevocable agent and attorney-in-fact.

     B. Construction, Operation and Reciprocal Easement Agreements. This Lease is subject and subordinate to one (1) or more construction, operation, reciprocal easement or similar agreements (hereinafter referred to as "Operating Agreements") entered into or hereafter to be entered into between Landlord and other owners or lessees of real estate (including but not limited to owners and operators of department stores) within or near the Center (which Operating Agreements have been or will be recorded in the official records of the County wherein the Center is located) and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons heretofore or hereafter, whether such persons are located within or upon the Center or not, and Tenant shall execute such instruments as Landlord reasonably requests to evidence such subordination.

     Section 12.4. Failure to Execute Instruments.

     Tenant's failure to execute instruments or certificates provided for in this Article XII within twenty (20) fifteen (15) days after the mailing by Landlord of a written request by Landlord, when such failure continues for an additional 10 days after a second request by Landlord, shall be a default under this Lease.

                                  ARTICLE XIII

                     ASSIGNMENT, SUBLETTING AND CONCESSIONS

     Section 13.1. Consent Required.

     Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, without Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of law. If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment (a) as to which Landlord has consented; or (b) which is required by reason of a final nonappealable order of a court of competent jurisdiction; or (c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

     1. Each assignee or (as to its subleased space) sublessee shall agree, in a written agreement satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease, including those which govern the permitted uses of the Premises as described in Article VIII herein; and

     2. Each assignee or sublessee has submitted a current financial statement, audited by a certified public accountant, showing a net worth and working capital in amounts reasonably determined by Landlord to be sufficient to assure the future performance by such assignee or sublessee of Tenant's obligations hereunder; and

     3. Each assignee or sublessee has submitted, in writing, evidence reasonably satisfactory to Landlord of substantial retailing experience in shopping centers of comparable size to the Center and in the sale of merchandise and services permitted under Article VIII of this Lease; and

     4. The business reputation of each assignee or sublessee shall meet or exceed generally acceptable commercial standards; and

     5. The use of the Premises by each assignee or sublessee shall not violate, or create any potential violation of applicable laws, codes or ordinances, nor violate any other agreements affecting the Premises, Landlord or other tenants in the Center, so long as such other agreements do not impair Tenant's ability to use the Premises in accordance with Section 1.1(m).

     6. Tenant shall pay Landlord an Assignment Fee as reimbursement to Landlord for administrative and legal expenses incurred by Landlord in connection with any assignment or subletting. The Assignment Fee initially will be One Thousand and 00/100 Dollars ($1,000.00) and shall increase by One Hundred and 00/100 Dollars ($100.00) at the end of each full Lease Year of the Lease Term.

     In the event of any assignment or subletting as provided above, there shall be paid to Landlord, in addition to the Minimum Annual Rent and other charges due Landlord pursuant to this Lease, such additional consideration as shall be attributable to the right of use and occupancy of the Premises, whenever the same is receivable by Tenant, together with, as additional rent, the greater of

(i) the excess, if any, of the rent and other charges payable by the assignee or sublessee over the Minimum Annual Rent and other charges payable under the Lease to Landlord by Tenant pursuant to this Lease, or (ii) the highest Percentage Rent payable under the Lease by Tenant during the three (3) Lease Years immediately preceding such assignment or subletting. Such additional rent shall be paid to Landlord concurrently with the payments of Minimum Annual Rent required under this Lease, and Tenant shall remain primarily liable for such payments. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

     Neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession, assignment or other agreement for use, occupancy or utilization for space in the Premises which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the part leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such proposed lease, sublease, license, concession, assignment or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     Notwithstanding anything to the contrary contained in this Lease, without Landlord's consent and without increase in rent and/or payment to Landlord, Tenant shall have the right to assign this Lease and/or sublet the Premises to any person, corporation or entity which is (i) Tenant's parent corporation, (ii) a wholly-owned subsidiary of Tenant or of Tenant's parent corporation, (iii) a corporation or entity of which a controlling interest is owned by Tenant or Tenant's parent corporation, (iv) the surviving entity in the event of any merger or consolidation involving Tenant; and/or (v) the buyer in one transaction of all or substantially all of Tenant's assets.

     In the event of a proposed assignment or sublease which requires Landlord's consent hereunder, Landlord shall not unreasonably withhold its consent, with respect to a proposed change of use and/or trade name in connection therewith.

     Section 13.2. Change in Ownership. INTENTIONALLY DELETED.

                                   ARTICLE XIV

                        PROMOTIONAL FUND AND ADVERTISING

     Section 14.1. Provisions Relating to Promotional Fund.

     Landlord may, at its option, create and maintain an advertising and promotional fund (hereinafter referred to as the "Fund"), the primary purpose of which is to provide sums necessary for professional advertising and promotional services which benefit the tenants in the Center. In the event the Landlord does create and maintain the Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of (a) the Commencement Date, or (b) the date the Fund is created, the Promotional Fund Fixed Contribution set forth in
Article I, payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months). Landlord shall contribute an amount equal to one-fourth (1/4) of the monies collected from all tenants in the Center during each calendar year, which sum may be paid in whole or in part by Landlord, at its option, by providing the services of a Marketing Director or other person or persons under Landlord's exclusive control to help organize and implement advertising and promotional programs using assets from the Fund. Any overpayment or underpayment of such amount by Landlord shall be adjusted annually. The Promotional Fund Fixed Contribution shall be increased annually commencing with the creation of the Fund based upon the lesser of (i) five percent (5%) or (ii) the increase of the Consumer Price Index (as hereinafter defined) during the preceding twelve (12) month period. In addition to its other obligations contained herein, Tenant agrees that it shall participate and cooperate in all special sales and promotions sponsored by the Fund. The failure of any other tenant or any Major Tenant to contribute to the Fund shall not affect Tenant's obligations hereunder.

     The term "Consumer Price Index" as used in this Lease shall mean "United States City Average All Items for All Urban Consumers (CPI-U, 1982-84=100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations.

     Section 14.2. Advertising. INTENTIONALLY DELETED.

     Section 14.3. Media Fund.

     Landlord may, at its option, create and maintain a Media Fund, the exclusive purpose of which shall be to pay all costs and expenses associated with the purchase of electronic, print or outdoor advertising for the promotion of the Center. In the event Landlord does create and maintain the Media Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of
(a) the Commencement Date or (b) the date the Media Fund is created, the Media Fund Charge set forth in Article I, payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months).

     The Media Fund Charge shall be adjusted annually annually by a percentage equal to the lesser of (i) five percent (5%) or (ii) the percentage increase or decrease in the electronic, print and outdoor advertising rates of the media used for advertising and promotions in the preceding calendar year in the media market in which the Center is located, provided, however that said charge shall not be less than as originally set forth herein. Following the close of each calendar year, Landlord shall furnish Tenant a statement for the preceding calendar year showing the amounts expended by Landlord for media advertising. Tenant hereby authorizes Landlord to use Tenant's trade name and a brief description of Tenant's business in connection with any media advertising purchased pursuant to this Section.

                                   ARTICLE XV

                                SECURITY DEPOSIT

     Section 15.1. Amount of Deposit. INTENTIONALLY DELETED

                                   ARTICLE XVI

                             DAMAGE AND DESTRUCTION

     Section 16.1. Damage and Destruction.

     If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their permitted use by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Section 11.1 hereof, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes and equipment), and from the date of such casualty until the earlier of (i) 60 days after Landlord has re-delivered the Premises to Tenant in the same condition as it was in on the initial delivery to Tenant or

(ii) the date Tenant reopens in the Premises, Premises are so repaired and restored, only the Minimum Monthly Rent and Additional Rent payments payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; PROVIDED, HOWEVER, that Landlord be entitled to terminate this Lease shall not be obligated to repair and restore if such casualty is not covered by the insurance which Landlord is obligated to carry pursuant to Section 11.1 hereof and if Landlord does not elect to terminate this Lease within sixty (60) days after the occurance, Landlord shall be obligated to restore and rent shall abate in the manner provided above for insured events or is caused directly or indirectly by the negligence of Tenant, its agents, and employees and in either of such events, no portion of the Minimum Monthly Rent and other payments payable hereunder shall abate, and PROVIDED, FURTHER, that Landlord shall be entitled to terminate this Lease if Landlord would otherwise be not be obligated to expend for any repair or restoration an amount in excess of the insurance proceeds received by Landlord therefor, and provided, further, that if the Premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last three (3) years of the Lease Term, then Landlord or Tenant shall have the right to terminate this Lease effective as of the date of such casualty by giving to the other party Tenant, within sixty (60) days after the happening of such casualty, written notice of such termination. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes, equipment and Premises to substantially the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

     Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed thirty percent (30%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Landlord provided that Landlord terminates the leases of all other similarly situated tenants of the Center may terminate this Lease by giving Tenant thirty (30) days prior notice of Landlord's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease thirty (30) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date.

     Notwithstanding anything to the contrary contained in this Lease, in the event the Center, or any portion thereof, is damaged or destroyed and as a result thereof Tenant is denied reasonable access to the Premises and/or the Common Areas, and is therefore unable to operate its business in the Premises and in fact ceases such operation, then, all rent shall abate from the date of the casualty until Tenant is again reasonably able to operate its business in the Premises.

     Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be entitled to terminate this Lease pursuant to this Article XVI if Landlord commences reconstruction of the Premises within twenty-four (24) months following the date of the casualty.


                                  ARTICLE XVII

                                 EMINENT DOMAIN

     Section 17.1. Condemnation.

     If any portion of the Premises or fifteen percent (15%) or more of the Center shall be acquired or condemned by right of eminent domain or transferred by agreement in lieu of condemnation for any public or quasi public use or purpose, or if an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Landlord at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Minimum Annual Rent shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term.

     Section 17.2. Damages.

     Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty.

                                  ARTICLE XVIII

                                DEFAULT BY TENANT

     Section 18.1. Right to Re-Enter.

     The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any rent or other amount when due hereunder for more than ten (10) days after written notice of such failure; (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than thirty
(30) ten (10) days after written notice of such failure (or such additional time as is reasonably required to correct such default); (c) a determination by Landlord that Tenant has willfully submitted any false Gross Sales or Adjusted Gross Sales report required to be furnished hereunder and Tenant subsequently fails to submit a correct Gross Sales or Adjusted Gross Sales statement within thirty (30) fifteen (15) days after receipt of written notice from Landlord; (d) anything done by Tenant, for more than two (2) business days (excluding holidays) after Tenant's receipt of written notice, at Tenant's notice address, upon or in connection with the Premises or the construction of any part thereof which directly or indirectly interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Center or any other tenant's space; (e) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant's assignment for the benefit of creditors; (f) if Tenant abandons or vacates or does not do business in the Premises or (g) this Lease or

Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant on or at the Premises are executed upon or attached; or (h) the Premises come into the hands of any person other than expressly permitted under this Lease, or (i) any claim or lien is asserted or recorded against the interest of Landlord in the Premises or Center, or any portion thereof, on the account of, or extending from any improvement or work done by or at the instance, or for the benefit of Tenant at Tenant's request, or any person claiming by, through or under Tenant or from any improvement or work the cost of which is the responsibility of Tenant, and the same is not released, dismissed or discharged within thirty (30) days after receipt of written demand from Landlord. In any such event, and without grace period, demand or notice (the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises, store such property at Tenant's expense, and sell such property if necessary to satisfy any deficiency in payments by Tenant as required hereunder, all without notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in Section 3.3 of this Lease. Notwithstanding anything to the contrary herein contained, if Tenant commits any default hereunder for or precedent to which or with respect to which notice is herein required, and commits such defaults within twelve (12) months thereafter, no notice shall thereafter be required to be given by Landlord as to or precedent to any such subsequent default during such twelve (12) month period (as Tenant hereby waiving the same) before exercising any or all remedies available to Landlord.

     Section 18.2. Right to Relet.

     If Landlord re-enters the Premises as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease, but Tenant shall remain liable for all obligations arising during the balance of the original stated term as hereafter provided as if this Lease had remained in full force and effect, or it may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including brokers and attorneys' fees and costs of alterations and repairs; third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder.

     If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

     Notwithstanding any such reletting without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, or otherwise takes any action on account of Tenant's breach or default hereunder, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach or default, including the cost of recovering the Premises, brokerage fees and expenses of placing the Premises in rentable condition, attorneys' fees, and an amount equal to the difference between the Minimum Rent and all items of additional rents reserved hereunder for the period which otherwise would have constituted the balance of the Lease Term and the then present rental value of the Premises for such period, both discounted in accordance with accepted financial practice to the then present worth, at the average rate established and announced for United States Treasury Bills, with a maturity of thirteen (13) weeks at the four (4) weekly auctions held immediately prior to the date of such termination [the four (4) week average bill rate], all of which shall immediately be due and payable by Tenant to Landlord. In determining the rental value of the Premises, the rental realized by any reletting, if such reletting be accomplished by Landlord within a reasonable time after the termination of this Lease, shall be deemed prima facie to be the rental value, but if Landlord shall not undertake to relet or having undertaken to relet, has not accomplished reletting, then it will be conclusively presumed that the Minimum Rent and all items of additional rent reserved under this Lease represent the rental value of the Premises for the purposes herein (in which event Landlord may recover from Tenant, the full total of all Minimum Rent and all items of additional rent due hereunder, discounted to present value as hereinbefore provided). Landlord shall, however, account to Tenant for the Minimum Rent and additional rents received from persons using or occupying the Premises during the period representing that which would have constituted the balance of the Lease Term, but only at the end of said period, and only if Tenant shall have paid to Landlord its damages as provided herein, and only to the extent of sums recovered from Tenant as Landlord's damages, Tenant waiving any claim to any surplus. Nothing herein contained, however, shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved.

     Tenant's obligation to reimburse Landlord for attorneys' fees as referred to in this Lease shall include all reasonable legal costs, fees and expenses arising out of (i) Tenant's default in the performance or observance of any of the terms, covenants, conditions or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney or (ii) Landlord's incurring any fees or out of pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord to be involved or concerned, in either event regardless of whether or not suit is actually filed.

     In the event of any breach or threatened breach by Tenant of any of the terms and provisions of this Lease, Landlord shall have the right to injunctive relief as if no other remedies were provided for herein for such breach.

     Any rights and remedies reserved by, or granted to, Landlord under this Lease, at law or in equity, are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice Landlord's right to exercise any or all others.

     Tenant expressly waives any right to assert a defense based on merger and agrees that neither the commencement of any action or proceeding, nor the settlement thereof, nor the entry of judgment therein, shall bar Landlord from bringing any subsequent actions or proceedings from time to time.

     Wherever in this Lease Landlord has reserved or is granted the right of "reentry" into the Premises, the use of such word is not intended, nor shall it be construed, to be limited to its technical legal meaning.

     Tenant waives and releases any claim arising out of or related to the payment of percentage rent by any successor tenant in the Premises, to whom Landlord may relet the Premises. , but nothing contained herein shall obligate

Landlord to relet if Tenant shall default hereunder.

     Except as otherwise specifically required by this Lease, Tenant waives any and all statutory and legal notice requirements.

     Any action, suit or proceeding relating to, arising out of or in connection with the terms, conditions and covenants of this Lease shall may be brought by Landlord against Tenant in the Circuit or Superior Court of Orange Marion County, California. Indiana Tenant hereby waives any objection to jurisdiction or venue in any proceeding before said Court. Nothing contained herein shall affect the right of Landlord to bring any action, suit or proceeding against Tenant in the courts of any other jurisdictions.

     Section 18.3. Counterclaim.

     If Landlord commences any proceedings for non-payment of rent (Minimum Annual Rent, Percentage Rent or additional rent), Tenant will not interpose any permissive or noncompulsory or mandatory counterclaim. required by the applicable procedural rules of the Court. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

     Section 18.4. Waiver of Rights of Redemption.

     To the extent permitted by law, Landlord and Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

     Section 18.5. Waiver of Trial by Jury.

     To the extent permitted by applicable law, Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant's use or occupancy of the Premises or any claim or injury or damage.

     Section 18.6. Bankruptcy.

     A. Assumption of Lease. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:


     1. Cured or provided Landlord "Adequate Assurance" (as defined below) that:

     (a) Within ten (10) days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including without limitation, Landlord's reasonable costs, expenses, accrued interest as set forth in Section 4.2 of the Lease, and attorneys' fees incurred as a result of the default;

     (b) Within thirty (30) days from the date of such assumption the Trustee or Tenant will cure all non-monetary defaults under this Lease; and

     (c) The assumption will be subject to all of the provisions of this Lease.

     2. For purposes of this Section 18.6, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean:

     (a) The Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully-operational, actively promoted business in the Premises; and

     (b) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above; and

     (c) The Trustee or Tenant at the very least shall deposit a sum equal to one (1) month's rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

     B. Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 18.6 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of Section 13.1 herein, including, without limitation, those with respect to additional rent and the use of the Premises only as permitted in Article VIII herein; Landlord and Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

     C. Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-in-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

     (1) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; and

     (2) To pay all monetary obligations required under this Lease, including without limitation, prorated from the date of filing until the date of rejection or assumption of the Lease or the payment of Minimum Monthly Rent, and such other additional rent charges payable hereunder which is considered reasonable compensation for the use and occupancy of the Premises; and

     (3) Provide Landlord a minimum thirty (30) days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

     (4) To perform to the benefit of Landlord otherwise required under the Code.

     The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

     D. Accumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 18.6 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code. -------------------

                                   ARTICLE XIX

                               DEFAULT BY LANDLORD

     Section 19.1. Default Defined, Notice.

     Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice to Landlord by Tenant, specifically describing such failure.

     Section 19.2. Notice to First Mortgagee.

     If the holder of the first mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have the right but not the obligation, within thirty (30) days after receipt of such second notice, to cure such default before Tenant may take any action by reason of such default.

                                   ARTICLE XX

                                TENANT'S PROPERTY

     Section 20.1. Taxes on Leasehold.

     Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes coming due during or after the Lease Term against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

     Section 20.2. Assets of Tenant. INTENTIONALLY DELETED.

                                   ARTICLE XXI

                               ACCESS BY LANDLORD

     Section 21.1. Right of Entry.

     Landlord, its agents and employees shall have the right to enter the Premises from time to time at reasonable times to examine the same, show them to prospective purchasers and other persons, and upon reasonable prior notice to Tenant, make such repairs, alterations, improvements or additions as Landlord deems desirable. Except as herein provided, rent shall not abate while any such repairs, alterations, improvements, or additions are being made. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants. and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided. During any entry into the Premises Landlord shall use its best efforts to minimize interference with Tenant's business operations. Notwithstanding anything to the contrary contained in this Lease, in the event that due to any entry by or on behalf of Landlord into the Premises, the Premises are rendered wholly or partially untenantable, then during the period of such untenantablity all rent and charges shall abate in proportion to the degree to which Tenant's use of the Premises is impaired.

                                  ARTICLE XXII

                            HOLDING OVER, SUCCESSORS

     Section 22.1. Holding Over.

     If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), no tenancy or interest in the Premises shall result therefrom but such holding over shall be subject to immediate eviction and removal, and effective upon notice from Landlord to Tenant, Tenant shall pay Landlord for each day of such holding over a sum equal to the greater of (a) one hundred fifty percent (150%) twice the Minimum Monthly Rent prorated for the number of days of such holding over, or (b) Minimum Annual Rent plus Percentage Rent prorated for the number of days of such holding over, plus, whichever of (a) or
(b) is applicable, a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect.

     Section 22.2. Successors.

     All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.

                                  ARTICLE XXIII

                                 QUIET ENJOYMENT

     Section 23.1. Landlord's Covenant.

     If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                  ARTICLE XXIV

                                  MISCELLANEOUS

     Section 24.1. Waiver.

     No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

     Section 24.2. Accord and Satisfaction.

     Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

     Section 24.3. Entire Agreement.

     There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them. Tenant acknowledges that it has independently investigated the potential for the success of its operations in the Center and has not relied upon any inducements or representations on the part of Landlord or Landlord's representatives, other than those contained in the Lease. Tenant also acknowledges and agrees that, to the extent any projections, materials or discussions have related to Tenant's projected or likely sales volume, customer traffic or profitability, Tenant understands that any and all such projections, materials and discussions are based solely upon Landlord's experiences at other properties or upon standardized marketing studies, and that such projections, materials and discussions shall not be construed as a promise or guarantee that Tenant will realize the same or similar results.

     Section 24.4. No Partnership.

     Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

     Section 24.5. Force Majeure.

     If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, environmental remediation work whether ordered by any governmental body or voluntarily initiated or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, from and after the Commencement Date the provisions of this Section 24.5 shall at no time operate to excuse Tenant from the obligation to open for business on the Commencement Date, except in the event of an industry wide strike, nor any obligations for payment of Minimum Annual Rent, Percentage Rent, additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due. In the event Tenant encounters any of the foregoing prior to the Commencement Date, the Commencement Date shall be postponed by a period equal to the length of any such prevention, delay or stoppage, but in to no event shall the Commencement Date be postponed to a date later than the date Tenant initially opens the Premises for business to the public.

     Section 24.6. Submission of Lease.

     Submission of this Lease to Tenant does not constitute an offer to lease; this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for fifteen (15) sixty (60) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute the Lease.

     Section 24.7. Notices.

     All notices and other communications ("Notice") to be given hereunder by either party shall be written and sent by registered or certified mail, return receipt requested, postage pre-paid or by an express mail delivery service, addressed to the party intended to be notified at the address set forth in
Article I. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received or the date on which delivery is first refused, as evidenced by the return receipt of the registered or certified mail or the express mail delivery receipt, as the case may be. A duplicate copy of all notices from Tenant shall be sent to any mortgagee as provided for in Section 19.2.

     Section 24.8. Captions and Section Numbers.

     This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

     Section 24.9. Number and Gender.

     The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

     Section 24.10. Objection to Statements. INTENTIONALLY DELETED.

     Section 24.11. Representation by Tenant.

     If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly qualified corporation authorized to do business in the state where the Center is located, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is an officer of Tenant, and is duly authorized to sign and execute this Lease.

     Tenant hereby represents and warrants that (a) there are no proceedings pending or so far as Tenant knows threatened before any court or administrative agency that would materially adversely affect the financial condition of Tenant, the ability of Tenant to enter into this Lease or the validity or enforceability of this Lease; (b) there is no provision of any existing mortgage, indenture, contract or agreement binding on Tenant which would conflict with or in any way prevent the execution, delivery or performance of the terms of this Lease; (c) the financial statement of Tenant provided to Landlord in connection with this Lease are complete and correct and fairly present the financial condition of Tenant as of the date and for the period referred to therein and have been prepared in accordance with generally accepted accounting principles consistently applied; and (d) there has been no material adverse change in the financial condition of Tenant since the date of such financial statement and to the knowledge of Tenant, no such material adverse changes are pending or threatened. Tenant acknowledges that Landlord is executing this Lease in reliance upon the foregoing representation and warranty and that such representation and warranty is a material element of the consideration inducing Landlord to enter into and execute this Lease.

     Section 24.12. Joint and Several Liability.

     If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

     Section 24.13. Limitation of Liability.

     Anything to the contrary herein notwithstanding, no general or limited partner of the Landlord, or any general or limited partner of any partner of the Landlord, or any shareholder of any corporate partner of any partner of the Landlord, or any other holder of any equity interest in the Landlord, or in any entity comprising the Landlord or its partners, shall be personally liable with respect to any of the terms, covenants, conditions and provisions of this Lease, or the performance of Landlord's obligations under this Lease, nor shall Landlord or any of said constituent parties have any liability to Tenant for any consequential damages such as, but not limited to, lost profits. The liability of Landlord for Landlord's obligations under this Lease shall be limited to Landlord's interest in the Center, and Tenant shall look solely to the interest of Landlord, its successors and assigns, in the Center, for the satisfaction of each and every remedy of Tenant against Landlord. Tenant shall not look to any of Landlord's other assets seeking either to enforce Landlord's obligations under this Lease, or to satisfy any money or deficiency judgment for Landlord's failure to perform such obligations, such exculpation of personal liability is and shall be absolute and without any exception whatsoever.

     The term "Landlord" shall mean only the owner at the time in question of the present Landlord's interest in the Center. In the event of a sale or transfer of the Center (by operation of law or otherwise) or in the event of the making of a lease of all or substantially all of the Center, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Center or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing of all liability with respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall be deemed to have assumed and agreed to perform, subject to the limitations of this Section (and without further agreement between the other parties hereto, or among such parties and the Transferee) and only during and in respect of the Transferee's period of ownership of the Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership, it being intended that Landlord's obligations hereunder shall, as limited by this Section, be binding on Landlord, its successors and assigns only during and in respect of their respective, successive periods of ownership.

     Section 24.14. Broker's Commission.

     Except for Tenant's agreement with BDH Associates, each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys' fees in connection therewith).

     Section 24.15. Partial Invalidity.

     If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. ; provided, however, if Tenant's obligation to pay Percentage Rent or Tenant's obligation to continuously operate its business in the Premises is deemed invalid or unenforceable as determined by Landlord based upon the then applicable statutes or case law, then Landlord may, at any time thereafter, terminate this Lease by giving Tenant notice of its election, and this Lease shall terminate and become null and void thirty (30) days after said notice.

     Section 24.16. Recording.

     The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms, and an Agreement specifying the date of commencement and termination of the Lease Term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect or impair the validity and effectiveness of this Lease. The party requesting the instrument Tenant shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

     Section 24.17. Applicable Law.

     This Lease shall be construed under the laws of the state where the Center is located.

     Section 24.18. Mortgagee's Approval. INTENTIONALLY DELETED.

     Section 24.19. Unrelated Business Taxable Income.

     A. If at any time and from time to time during the term of this Lease, Landlord is advised by its counsel or counsel to a tax exempt partner of the managing partner of Landlord that any provision of this Lease, including without limitation the provisions relating to the payment of rent and additional rent, or the absence of any provision might give rise to unrelated business taxable income within the meaning of sections 512 of the Internal Revenue Code of 1986, as amended, or the regulations issued thereunder, or may jeopardize the tax-exempt status of any partner in Landlord or any partner in a partnership that is a partner in Landlord, or may prevent any such partner from obtaining such tax-exempt status, then this Lease shall may be unilaterally amended by Landlord in such manner as shall meet the requirements reasonably specified by counsel for Landlord and Tenant agrees that it will execute all documents or instruments reasonably necessary to effect such amendments, provided that no such amendment shall increase Tenant's obligations nor decrease Tenant's rights, nor result on an estimated or actual basis in Tenant having to pay in the aggregate more on account of its occupancy of the Premises than it would be required to pay under the terms of this Lease, or having to receive fewer services or services of lesser quality than it is presently entitled to receive under this Lease.

     B. Any services which Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord's option, be furnished from time to time, in whole or in part, by employees of Landlord or the managing agent of the

Project or its employees or by one or more third persons hired by Landlord or the managing agent of the Project. Tenant agrees that upon Landlord's written request it will enter into direct agreements with the managing agent of the Project or other parties designated by Landlord for the furnishing of any such services required to be furnished by Landlord herein, in form and content approved by Landlord, provided, however, that no such contract shall result on an estimated or actual basis in Tenant having to pay in the aggregate more money on account of its occupancy of the Premises under the terms of this Lease, or having to receive fewer services or services of a lesser quality than it is presently entitled to receive under this Lease.

     Section 24.20. Parties To Have No Liability If Shopping Center Not Open. INTENTIONALLY DELETED.

     Section 24.21. Landlord's Contribution Toward Tenant's Work.

     Within thirty (30) days after the date When Tenant has completed all of Tenant's Work in strict accordance with Exhibit "B" and "B-2" by the Required Completion Date and furnishes evidence reasonably satisfactory to Landlord of such completion and that all of Tenant's Work has been paid for in full and no liens have attached or may attach as the result thereof, provided that Tenant shall not be required to provide lien waivers or other proof as to contractors or materialmen having contracts involving $10,000.00 or less each, and no default in, breach of, or failure to perform, this Lease exists after notice and expiration of the applicable cure period, and Tenant has paid or reimbursed Landlord all amounts owed to Landlord pursuant to this Lease and has opened its store for business and accepted the Premises in writing in a form reasonably prescribed by Landlord or its mortgagee, and has executed such other instruments and documents as are required by Landlord's mortgagee to be executed, Landlord shall pay to Tenant as Landlord's Contribution, if any, for Tenant's Work the sum equal to the lesser of (i) $148,975.00, determined as provided for in
Section 2.1 hereof, or (ii) the actual cost of Tenant's Work (excluding trade fixtures, furniture and furnishings or other personal property), and no more, subject to Landlord's right to deduct any Minimum Rent, Percentage Rent, additional rent, expenditures by Landlord pursuant to Section 10.3 of the Lease, or other amounts owed by Tenant to Landlord pursuant to the terms of this Lease as of the date of payment. Landlord's Contribution shall be used only for alterations, improvements, fixtures and equipment that become part of or attached or affixed to the Premises, but excluding trade fixtures, furniture and furnishings or other personal property. If any portion of Landlord's Contribution is not paid by Landlord to Tenant when due, such sum shall bear interest at the rate of ten percent (10%) per annum from the date due until paid.

     Section 24.22 Addendum.

     Notwithstanding anything contained in this Lease to the contrary, Landlord shall not lease space to any other tenant in Landlord's Tract for the primary purpose of operating a toy store ("Additional Toy Store"), except for a maximum of two (2) Additional Toy Stores each with space of 2,000 square feet or less. In the event Landlord violates this covenant, then Tenant shall pay to Landlord, in lieu of Minimum Annual Rent and Percentage Rent, six percent (6%) of monthly Adjusted Gross Sales effective upon the date such Additional Toy Store opens for business and such reduction shall continue until such time as such Additional Toy Store ceases operating its business in Landlord's Tract. The provisions of this Section 24.22 shall only be effective so long as Tenant continues, subject to Section 24.5, to remain open and is operating its business in accordance with the Permitted Use terms, conditions and covenants of this Lease and is not otherwise in default of the terms, conditions and covenants of this Lease after expiration of any applicable notice and cure period. For purposes of this Section, a store shall be deemed to be used for the primary purpose of operating a toy store if more than fifty percent (50%) or more of the store floor area is devoted to the sale of toys.

     Section 24.23 Addendum.

     If either Landlord or Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, the nonprevailing party in such action or proceeding shall reimburse the prevailing party for the reasonable expenses of attorneys fees and all costs and disbursements incurred therein by the prevailing party, including, without limitation, any such fees, costs and disbursements incurred on any appeal from such action or proceeding. Subject to the provisions of local law, the prevailing party shall recover all such fees, costs or disbursements as costs taxable by the court or arbiter in the action or proceeding itself without the necessity for a cross-action by the prevailing party.

     Section 24.24. Special Construction Provision; Waiver of Construction Chargebacks.

     Notwithstanding anything herein in this Lease, any exhibits attached hereto or any other documents incorporated herein, Tenant shall not be required to pay or reimburse Landlord for any work performed by Landlord at Tenant's expense (commonly referred to as "Construction Chargebacks") and Landlord hereby waives all Construction Chargebacks therefor.

     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.

(LANDLORD)
MISSION VIEJO ASSOCIATES, L.P., a California limited partnership
By: SIMON PROPERTY GROUP, L.P., a Delaware limited partnership, General Partner
By: SIMON PROPERTY GROUP, INC., a Delaware corporation, Managing General Partner



By:
David Simon, Chief Executive Officer



(TENANT)
If Corporation TOYS INTERNATIONAL
a California corporation


By:

Attest

                          DESCRIPTION OF TENANT'S WORK

     I. TENANT'S WORK - The following work required to complete and place the Premises in finished condition ready to open for business is to be performed by the Tenant at the Tenant's own expense and shall be in addition to any work described in the Tenant Information Handbook. Tenant's Work includes, but is not limited to, the following: --------

     A. GENERAL PROVISIONS: All work done by Tenant shall be governed in all respects by, and be subject to the following:

     1. Payment and Performance Bonds. Landlord shall have the right to require Tenant to furnish payment and performance bonds or other security in form satisfactory to Landlord for the prompt and faithful performance of Tenant's Work, assuring completion of Tenant's Work and conditioned that Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor or material in connection with Tenant's Work.

     2. Tenant's Work Standards. All Tenant's Work shall conform to applicable statutes, ordinances, regulations, codes, all requirements of Factory Mutual, all rating bureaus, and the Tenant Information Handbook which contains the basic architectural, electrical and mechanical information necessary for the preparation of Tenant's Plans, and which by this reference is incorporated into and made a part of this Lease. Tenant shall obtain and convey to Landlord all approvals, tests and inspections with respect to electrical, HVAC, plumbing and telephone work, all as may be required by any agency or utility company. Landlord reserves the right to require changes in Tenant's Work when necessary by reason of the aforementioned standards.

     3. Landlord Approvals. No approval by Landlord or Tenant shall be deemed valid unless in writing and signed. by Landlord.

     4. Space Verification. Tenant shall be obligated to have its architect, store planner, engineer or contractor conduct an on-site verification of all dimensions and field conditions prior to proceeding with Tenant's Work.

     5. Insurance Requirements. Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant shall effect and maintain Builder's Risk Insurance covering Landlord, Landlord's general contractor, Tenant, Tenant's contractors and Tenant's subcontractors, as their interest may appear against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within the Landlord's Tract, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the Premises for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant's Work and Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's Work to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

     a. Workmen's Compensation and Occupational Disease insurance in accordance with laws of the State in which the property is located and Employer's Insurance to the limit of $100,000.00.

     b. Commercial General Liability Insurance affording protection for bodily injury, death, personal injury and property damage, and including coverage for contractual liability, independent contractors, completed operations and products liability with limits of not less than $3,000,000.00 combined single limit per occurrence.

     c. Comprehensive Automobile Liability Insurance, including coverage for "non-owned" automobiles, for property damage, bodily injury, including death resulting therefrom with limits of not less than $1,000,000.00 for any one occurrence combined single limit.

     d. Owners and contractors protective liability coverage for an amount not less than $1,000,000.00.

     6. Damage Deposit. Prior to commencement of construction in the Premises, Tenant or its agent shall deliver a $1,000.00 damage deposit in the form of a cashier's check made payable to Landlord. Landlord shall have the right to use all or any part of said damage deposit as reimbursement for any damage caused by Tenant or its contractors to any mall finishes. Any balance shall be refunded.

     7. Temporary Services. Any temporary services required by Tenant during its construction period, including, but not limited to, HVAC, plumbing, electrical service and dumpster service for trash removal shall be secured by Tenant or Tenant's agent at a specified cost per square foot of the Premises.

     8. Impact Fees. Tenant shall pay impact fees assessed by applicable governmental authorities having jurisdiction or reimburse Landlord for impact fees paid on the Tenant's behalf.

     9. Construction Rules. Tenant will abide by and cause its contractors, subcontractors, agents and employees to abide by the reasonable rules and regulations published by Landlord from time to time, including, but not limited to, those pertaining to parking, toilet facilities, safety conduct, delivery of materials and supplies, employee egress to the Center, trash storage or collection or removal, and cooperation with Landlord's architect, general contractor and subcontractors or other agents.

     10. Reasonable Easement. Landlord specifically reserves the rights (and Tenant shall permit Landlord or its employees, agents or contractors reasonable access to the Premises for the purpose of exercising such rights), to install, maintain, repair and replace in the ceiling space and/or under the concrete slab in the Premises, all such electrical, plumbing, HVAC and other system components that may be required to service the Common Areas or other tenants in the Center. Adequate access panels or doors shall be incorporated into Tenant Work for inspection, service and replacement of both Landlord and Tenant equipment.

     B. STORE DESIGN AND CONSTRUCTION. This shall include, without limitation, design and consulting fees, storefront and signing, interior partitions, all interior finishes, visual merchandising and fixturing, furnishings and equipment, lighting, plumbing, HVAC, mechanical and electrical systems interface, all as described herein and in the Tenant Information Handbook. In connection with Tenant's Work, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from applicable governmental authorities having jurisdiction.

     1. Roof. Tenant shall provide any required supports, blocking, temporary flashing, counterflashing or other work necessary to complete installation of Tenant's equipment on Landlord's roof. Cant strips and weatherproofing shall be done only by contractor designated by Landlord. Tenant will be required to supplement existing construction to achieve assembly ratings, thermal values or additional criteria as required by Tenant's Work.

     2. Floor Slab. Where required, lower level tenants shall provide 3000 PSI concrete slab with welded wire mesh reinforcing.

     3. Walls and Doors. Tenant shall furnish and install 5/8" fire-rated gypsum board, taped, floated, airtight against the deck above on the interior of all common partitions in the Premises. Where required by Landlord, Tenant shall provide transfer air openings to match the rating of the partition. All other interior partitions in the Premises shall be constructed of non-combustible materials in accordance with applicable code requirements. Where required, Tenant shall provide and install an exit door with hardware between the Premises and the Common Area or to the service courts. Tenant will be responsible for repair, maintenance and replacement of the exit doors from the time Tenant's contractor commences Tenant's Work in the Premises. If panic hardware is required, it shall be provided by Tenant.

     4. Ceiling. All interior finishes beyond the exposed structural systems will be made by Tenant. Ceilings may be required by the Landlord to maintain assembly ratings and building system functions.

     5. Utilities and Services. Tenant is responsible for all connections to the following utilities to make a complete, approved and operating system:

     a. HVAC System. Tenant will utilize Landlord-specified VAV box(es) and temperature controls to complete HVAC system including toilet, process, kitchen and thermal exhaust systems.

     b. Plumbing. Tenant will complete waste, grease waste, water and vent systems utilizing Landlord-supplied utilities.

     c. Fire Protection. Modifications to automatic fire sprinkler system will be performed by contractor designated by Landlord. This work may include, but not be limited to, the cost of relocating, re-sizing, adding sprinkler mains or heads, draining the system and fire watch during system down-time.

     d. Natural Gas. If available, gas will be used only for food service process loads. Tenant shall make all necessary arrangements for service to the Premises and complete the installation.

     e. Electrical. Tenant shall furnish and pull required wiring in empty conduit provided by Landlord to a specified electrical room. Tenant shall install all electrical improvements within the Premises. Tenant shall employ contractor designated by Landlord to complete all connections to Landlord switchgear and for fuse installation. Tenant shall furnish the required fuse. Tenant shall provide necessary components and devices so that HVAC systems may be interlocked with Landlord's energy management system.

     f. Communication Services. Tenant shall make all necessary arrangements with available vendor(s) for communication services to the Premises. Special applications will require Landlord's written approval prior to proceeding with the work.

     g. Life Safety Systems. Tenant shall provide all required life safety system components necessary to comply with code and complete Landlord's monitoring and alarm systems. Installations shall be performed by contractor designated by Landlord.

     6. Special Equipment. Tenant shall provide, as required, alarm systems or other protective devices, public address system, conveyors, time clocks, delivery door buzzers, fire extinguishers, dry chemical fire protection systems or any other equipment peculiar to Tenant's business needs.

     7. Signing. Tenant will not erect any signs except in conformity with the following:

     a. The size of all Tenant's signs shall be limited. The scale and concept of the enclosed mall requires the use of signs which are not larger than necessary to be legible from within the mall. Thus except for department store signs, Tenant's signs shall be located within the limits of its storefront and shall not project more than six inches beyond the storefront and shall conform to the following proportionate height criteria:

                                            30-foot  storefront                         18" capitals               12" body
                                            30 to 60-foot storefront                             24" capitals              18" body
                                            60-foot and over storefront                          30" capitals              24" body

     b. In addition to complying with the above criteria, signs in the enclosed malls shall be limited in length to 70% of Tenant's frontage on the mall and shall in no case exceed a length of thirty feet.

     c. Painted or printed signs on the exterior surface of any building shall be prohibited, except for those tenants who have exterior storefronts. In this case, small-scale signs relative to store name and stating store hours may be professionally lettered on the glass of the storefront subject to Landlord's written approval.

     d. Public safety decals on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord, may be used as required by building codes or other governmental regulations.

     e. Paper signs, stickers, banners or flags are prohibited.

     f. Except as otherwise approved in writing by Landlord, only one storefront identification sign for Tenant will be permitted with the enclosed mall areas, except that corner tenants may have two such signs.

     g. Tenant shall not install any roof-top signs or pylon signs. No signs will be permitted at the rear of any building.

     C. CLOSE-OUT REQUIREMENTS. Tenant's Work shall be deemed completed at such time as Tenant, at its sole expense and without cost to Landlord, shall provide:

     1. Proof of Payment. Furnish evidence satisfactory to Landlord that all of Tenant's Work has been completed and paid for in full, provided that Tenant shall not be required to provide lien waivers or other proof as to contractors or materialmen having contracts involving $10,000.00 or less each, (and that such work has been accepted by Landlord), including the costs for Tenant's Work that may have been done by Landlord and the costs for any other work done by Landlord which Landlord may be entitled to payment in accordance with the provisions of this Exhibit "B", the Tenant Information Handbook, or elsewhere in the Lease, that any and all liens therefor that have been or might be filed have been discharged of record or waived, and that no security interests relating thereto are outstanding.

     2. Tenant's Affidavit. Furnish an affidavit from Tenant listing all contractors and any material suppliers in the employ of said Tenant who have provided goods or services for the completion of Tenant's Work in the Premises.

     3. Tenant Contractor's Affidavit. Furnish an affidavit from Tenant's general contractor listing all parties who have furnished materials or labor or services to that contractor for completion of Tenant's Work in the Premises.

     4. Certificate of Occupancy. Furnish all certificates and other approvals with respect to Tenant's Work that may be required from any governmental authority and any board of fire underwriter's or similar body for the use and occupancy of the Premises.

     5. Record Drawings. Furnish Landlord with one set of reproducible record drawings of the Premises showing any changes made during construction.

     6. Estoppel Certificate. Furnish a Tenant-executed estoppel certificate as may be required by Landlord or Landlord's mortgagee.

                                    GUARANTY

     FOR VALUE RECEIVED, and in consideration of the execution of a certain Lease of even date herewith and concurrently herewith covering certain premises in the Mission Viejo Mall Shopping Center, the creation of the tenancy under said Lease and the extension of credit by Mission Viejo Associates, L.P., a California limited partnership (Landlord) to Play Co. Toys International & Entertainment Corp., a California Delaware corporation (Tenant), and for the purpose of inducing Landlord to enter into such Lease, the undersigned, jointly and severally, do hereby absolutely and unconditionally guarantee to Landlord, its successors and assigns, the full and prompt payment when due, of all rents, charges and additional sums coming due under said Lease, together with the performance of all covenants and agreements of the Tenant therein contained and together with the full and prompt payment of all damages that may arise or be incurred by Landlord in consequence of Tenant's failure to perform such covenants and agreements (all such obligations hereinafter collectively referred to as "Liabilities"), and the undersigned further agree to pay all expenses, including attorneys' fees and legal expenses, paid or incurred by Landlord in endeavoring to collect or enforce the Liabilities or any part thereof and in enforcing this guaranty, such payment and performance to be made or performed by the undersigned forthwith upon a default by Tenant.

     In the event of the death, incompetency, dissolution, bankruptcy or insolvency of Tenant, or the inability of Tenant to pay debts as they mature, or an assignment by Tenant for the benefit of creditors, or the institution of any bankruptcy or other proceedings by or against Tenant alleging that Tenant is insolvent or unable to pay debts as they mature, or Tenant's default under this Lease, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned agree to pay to Landlord upon demand, the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

     This Guaranty shall be an absolute and unconditional guaranty and shall remain in full force and effect as to the undersigned during the demised term of said Lease, and any renewal or extension thereof, and thereafter so long as any Liabilities remain due and payable even though the demised term or any renewal or extension thereof shall have expired. An Assignment of said Lease or any subletting thereunder shall not release or relieve the undersigned from their liability hereunder.

     Landlord may, from time to time, without notice to the undersigned: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary liability or any party or parties, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for any period (whether or not longer than the original period), alter or exchange said Lease or any of the Liabilities, (d) release, waive or compromise any liability of any of the undersigned hereunder or any liability of any other party or parties primarily or secondarily liable on any of the Liabilities, (e) release or impair any security interest or lien, if any, in all or any property securing any of the Liabilities or any obligation hereunder and permit any substitution or exchange for any such property, and (f) resort to the undersigned for payment of any of the Liabilities, whether or not Landlord shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other of the undersigned or against Tenant or any other party primarily or secondarily liable on any of the Liabilities. No such action or failure to act by Landlord shall affect the undersigned's liability hereunder in any manner whatsoever. Any amount received by Landlord from whatsoever source and applied by it toward the payment of the Liabilities shall be applied in such order of application as Landlord may from time to time elect.

     The undersigned hereby expressly waive: (a) notice of the acceptance of this Guaranty, (b) notice of the existence, creation, amount, modification, amendment, alteration or extension of the Lease or all or any of the Liabilities, whether or not such notice is required to be given to Tenant under the terms of the Lease, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) any benefit of valuation, appraisement, homestead or other exemption law, now or hereafter in effect in any jurisdiction in which enforcement of this Guaranty is sought, and (e) all diligence in collection, perfection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for any of the foregoing.

     No delay on the part of Landlord in the exercise of any right or remedy shall operate as a waiver thereof, and no final or partial exercise by Landlord of any right or remedy shall preclude other or further exercises thereof or the exercises of any other right or remedy.

     The validity of this Guaranty and the obligations of the undersigned hereunder shall not be terminated, affected or impaired by reason of any action which Landlord may take or fail to take against Tenant or by reason of any waiver of, or failure to enforce, any of the rights or remedies reserved to Landlord in said Lease, or otherwise, or by reason of the bankruptcy or insolvency of Tenant and whether or not the term of said Lease shall terminate by reason of said bankruptcy or insolvency.

     This Guaranty shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned and shall be governed by the laws of the State of California. Indiana.

     If this Guaranty is executed by a corporation, association, partnership (general or limited), joint venture, syndicate, trust or any other type of organization other than individuals, the individual signatories hereto undersigned represents and warrants that they, the individual signatories hereto, and each of them, are duly authorized to execute this Guaranty for and on behalf of such organization and that such organization is the sole owner of all ownership interest in the Tenant.

     IN WITNESS WHEREOF, the undersigned have executed this instrument, or caused this instrument to be executed by its officers, duly authorized in the premises, on this _______ day of _______________, 19_____.
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

Attest                                                                  Play Co. Toys & Entertainment Corp.


______________________________________                                  By:__________________________________


                                                                       ------------------------------------
                                                                       550 Rancheros Drive

                                                                       -------------------------------------
                                                                       San Marcos                California                92069


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